Exhibit 10.1

TERM LOAN AGREEMENT

by and between

AmREIT LANTERN LANE, LP,
a Texas limited partnership, as
Borrower

and

U.S. BANK NATIONAL ASSOCIATION,
a national banking association,
as Lender

Property:
Lantern Lane Shopping Center
12500 Memorial Drive, Houston, TX

Dated: Effective as of October 7, 2011

v

Exhibits	Description

A	Legal Description of the Land
B	Site Plan of Shopping Center
C	Closing Conditions
C-1	Post-Closing Conditions
D	Insurance Requirements
E	Survey Requirements
F	Extension Option

TERM LOAN AGREEMENT

          THIS TERM LOAN AGREEMENT is made and entered into effective as of the 7th day of October, 2011, by and between AmREIT LANTERN LANE, LP, a Texas limited partnership (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

          A.           Borrower owns fee title to approximately 6.7 acres of real property located in Harris County, Texas, being more fully described in Exhibit A attached hereto (the “Land”).

          B.           The Land is improved with a retail shopping center (the “Shopping Center”), as more particularly shown on the site plan of the Shopping Center affixed hereto as Exhibit B, containing approximately 79,462 square feet of retail space, together with applicable parking, amenities, and on-site and off-site improvements and appurtenances located on the Property (or necessary therefor) and/or in such improvements (collectively, the “Improvements”).

          C.           Borrower has requested that Lender make a term loan (the “Loan”) to Borrower to refinance certain indebtedness encumbering the Shopping Center, which Loan will be evidenced, in part, by this Agreement and by a Promissory Note dated of even date herewith, executed by Borrower and made payable to the order of Lender in the principal face amount of up to $12,800,000.00 (such Promissory Note it may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, is herein called the “Note”).

          D.           The Loan will be secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement dated of even date herewith, executed by Borrower and Lender, recorded or to be recorded in the Real Property Records of Harris County, Texas (as amended, restated, modified or supplemented from time to time, is herein called the “Deed of Trust”), and (ii) an Assignment of Leases and Rents dated of even date herewith, executed by Borrower and Lender and recorded or to be recorded in the Real Property Records of Harris County, Texas (as amended, restated, modified or supplemented from time to time, is herein called the “Assignment of Leases”).

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

          Section 1.1     Defined Terms. As used in this Agreement (and in all other Loan Documents, unless otherwise defined), the following capitalized terms shall have the following meanings:

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                    “Accessibility Regulation” means any federal, state or local law, statute, code, ordinance, rule, regulation or requirement including, without limitation, the United States Americans With Disabilities Act of 1991, as amended, (the “ADA”) relating to accessibility to facilities or properties for disabled, handicapped, physically challenged persons or other persons covered by the ADA.

                    “Adjusted Expenses” means, for any period, the aggregate, actual cash operating expenses of the Property (excluding non-cash expenses such as depreciation and expenses paid from reserves) for such period, but: (a) not including payments of principal or interest on the Loan during such period; and (b) adjusted to include (but without duplication of the above) appropriate monthly accruals for the Property for such period for: (1) a management fee of at least three and one half of one percent (3.50%) per annum, (2) periodic expenses such as property taxes and insurance, and (3) a reserve (not less than $0.25 per square foot of leasable space in the Improvements per annum) for capital repairs and replacements.

                    “Adjusted Income” means, for any period, all actual recurring cash rental income received by Borrower during such period pursuant to Approved Leases, adjusted for each calendar month during such period as necessary to reflect a vacancy factor/collection loss equal the greater of (i) 5%, or (ii) the actual vacancy factor for each month during such period.

                    “Adjusted Net Operating Income” means, for any period, (A) the Adjusted Income for such period, adjusted to include only cash rental income received by Borrower under Approved Leases pursuant to which the Tenant under such Approved Lease has (i) accepted and taken occupancy of its respective leased premises in accordance with such Approved Lease, and (ii) commenced the payment of base rent under such Approved Lease, minus (B) the Adjusted Expenses for such period.

                    “Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

                    “Agreement” means this Term Loan Agreement as it may be supplemented, amended, renewed, restated, extended or replaced from time to time.

                    “Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

                    “Applicable Rate” is defined in Section 2.3 of this Agreement.

                    “Appraisal” means an appraisal prepared by an appraiser approved by Lender which appraisal is acceptable to Lender and done in conformity with the following standards:

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Uniform Standards of Professional Appraisal Practice, the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, the appraisal requirements set forth by the office of the Comptroller of the Currency and the Federal Reserve Board, which shall be used for the determination by Lender in its sole and absolute discretion of the Appraised Value.

                    “Appraised Value” means the value of the Property or portion thereof as determined by Lender based upon Lender’s review of a current Appraisal (or a current update to an Appraisal previously reviewed and approved by Lender) of the Property.

                    “Approved Lease” is defined in Section 9.15 of this Agreement.

                    “Approved Lease Form” is defined in Section 9.15 of this Agreement.

                    “Assignment and Subordination of Management Agreement” means the Assignment of Agreements to be executed and delivered by Borrower, which collaterally assigns to Lender all rights of Borrower under the Management Agreement.

                    “Assignment of Leases” is defined in the Recitals to this Agreement.

                    “Borrower” shall have the meaning given such term in the preamble to this Agreement.

                    “Business Day” means any day other than a Saturday, a Sunday, or a legal holiday on which Lender is not open for business.

                    “Cash Reserve Account” is defined in Section 4.2 of this Agreement.

                    “Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.

                    “Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment, or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

                    “Closing Date” means the date of this Agreement.

                    “Code” means The Internal Revenue Code of 1986, as amended.

                    “Commitment” means an amount equal to the aggregate maximum unpaid principal amount of the Loan which may from time to time be outstanding hereunder, being the maximum sum of $12,800,000.00, which amount shall be reduced automatically by payments of principal on the Loan made by Borrower to Lender.

                    “Commitment Fee” is defined in Section 3.1 of this Agreement.

                    “Compensation” is defined in Article 13.

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                    “Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Agency or by any other Person acting under or for the benefit of a Government Agency.

                    “Control Percentage” means, with respect to any Person, the percentage of the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person.

                    “CVS Lease” means that certain Lease dated as of October 3, 2011, executed by Borrower and CVS Pharmacy, Inc. (“CVS”).

                    “CVS Reletting Requirement” is defined in Section 4.2 of this Agreement.

                    “DCR Program” is defined in Section 4.1 of this Agreement.

                    “Debt” means (a) indebtedness for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations to pay the deferred purchase price of property or services (including trade obligations); (d) obligations as lessee under any lease of any property by such Person as lessee which would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease on the balance sheet of such Person; and (e) obligations under guaranties, endorsements, performance bonds, assurances of payment, required investments, assurances against loss, and all other contingent obligations relating to the assurance of another Person against loss.

                    “Deed of Trust” is defined in the Recitals to this Agreement.

                    “Default Rate” means an annual rate equal to the lesser of (i) 5% in excess of the Applicable Rate, as such rate may fluctuate from time to time, or (ii) the Maximum Rate.

                    “Environmental Indemnity” means an Hazardous Substances Indemnity Agreement of even date herewith executed by Borrower and Guarantor in favor of Lender, as now or hereafter amended, modified, supplemented, or restated from time to time with the consent of Lender.

                    “Environmental Laws” has the meaning assigned to such term in the Environmental Indemnity.

                    “Environmental Reports” has the meaning assigned to such term in the Environmental Indemnity.

                    “Environmental Trigger Event” is defined in Section 4.2 of this Agreement.

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                    “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations promulgated thereunder by any Governmental Agency, as from time to time in effect.

                    “Escrow Account” is defined in Section 4.1 of this Agreement.

                    “Escrow Deposit” is defined in Section 4.1 of this Agreement.

                    “Event of Default” means any event so designated in Article 14 hereof.

                    “Excess Cash Flow” is defined in Section 4.2 of this Agreement.

                    “Financing Statement” means any Uniform Commercial Code - Financing Statement - Form UCC-1, perfecting the security interest created by the Deed of Trust or any other security interest or assignment relating to the Loan.

                    “General Partner” means AmREIT Lantern Lane GP, LLC, a Texas limited liability company

                    “Governmental Agency” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

                    “Guarantor” means, collectively, AmREIT Monthly Income & Growth Fund III, Ltd., a Texas limited partnership, and any Person who now or hereafter guarantees, in part or in full, the prompt payment and performance of any indebtedness or other obligation to Lender under any of the Loan Documents and the term “Guarantors” means all of such Persons, collectively.

                    “Guaranty” that certain Limited Payment Guaranty of even date herewith, executed by Guarantor to and for the benefit of Lender, as now or hereafter amended, modified, supplemented, or restated from time to time with the consent of Lender.

                    “Improvements” is defined in the Recitals to this Agreement.

                    “Indemnitees” is defined in Section 15.4 of this Agreement.

                    “Interest Rate Protection” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, interest cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option, currency option or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between Lender (or its affiliate) and Borrower (or its affiliate) in connection with the Loan, together with any related schedules and confirmations, as amended,

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supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

                    “IRP Counterparty” is defined in Section 9.18 of this Agreement.

                    “Land” is defined in the Recitals to this Agreement.

                    “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial decisions or precedents, of or by any Governmental Agency.

                    “Lease” means any and all present and future ground lease, space lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, together with any and all extensions or renewals of said leases and agreements.

                    “Lease Payment” is defined in Section 4.5 of this Agreement.

                    “Lease Reserve” is defined in Section 4.5 of this Agreement.

                    “Lease Reserve Account” is defined in Section 4.5 of this Agreement.

                    “Lease Trigger Event” is defined in Section 4.3 of this Agreement.

                    “LIBOR Rate” is defined in Section 2.3 of this Agreement.

                    “Loan” means the loan evidenced by the Note to be made by Lender to Borrower in the amount of $12,800,000.

                    “Loan Documents” means, collectively, this Agreement, the Note, the Security Documents, the Guaranty, the Environmental Indemnity, the Assignment and Subordination of Management Agreement, the Interest Rate Protection, and any other document that Lender requires from time to time to effectuate the purposes of this Agreement.

                    “Management Agreement” means any contract regarding the management or leasing of the Property now or hereafter executed by Borrower and any Property Manager, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

                    “Material Adverse Effect” means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be

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material and adverse to the condition (financial or otherwise), business, assets, or operations of Borrower, Guarantor, or the Property or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower or Guarantor to perform the Obligations.

                    “Maturity Date” means the earlier of (i) April 7, 2013, and (ii) any date on which the Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the Loan Documents. The Maturity Date is subject to extension pursuant to the provisions of Exhibit F attached hereto.

                    “Maximum Rate” is defined in Section 15.15 of this Agreement.

                    “Money Markets” means one or more wholesale funding markets available to Lender, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others.

                    “Net Operating Income” means, for any period, the amount, if any, by which the Adjusted Income for such period exceeds the Adjusted Expenses for the Property for the same period.

                    “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

                    “Note” is defined in the Recitals to this Agreement.

                    “Obligations” means all present and future debts, obligations and liabilities of Borrower to Lender arising pursuant to, or on account of, the provisions of this Agreement, the Note, the Security Documents, and any of the other Loan Documents, and all amounts secured by the Security Documents, including the obligation: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all fees, charges, costs and expenses, indemnification payments, and other amounts due at any time under the Security Documents and any of the other Loan Documents, together with interest thereon as provided in the Security Documents and such other Loan Documents; (c) to pay and perform all obligations of Borrower under any Interest Rate Protection; and (d) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of the Security Documents and the other Loan Documents.

                    “PBGC” means The Pension Benefit Guaranty Corporation or any successor board, authority, agency, officer or official of the United States administering the principal functions assigned on the date hereof to the Pension Benefit Guaranty Corporation under ERISA.

                    “Permitted Costs” is defined in Section 4.1 of this Agreement.

                    “Permitted Encumbrances” is defined in the Deed of Trust.

                    “Permitted Transfer” is defined in Section 10.7 of this Agreement.

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                    “Person” means any entity, whether an individual, trustee, corporation, partnership, trust, unincorporated organization, Governmental Agency or otherwise.

                    “Personal Property” means all of Borrower’s interest in all furniture, furnishings, fixtures, machinery, equipment, inventory and other personal property of every kind, whether now existing or hereafter acquired, tangible and intangible, now or hereafter located on or about the Land, and used or to be used in the future in connection with the operation of the Improvements.

                    “Proceeds” is defined in Section 12.3.

                    “Property” means the Land, the Improvements, and all Personal Property related thereto.

                    “Property Condition Report” means that certain report entitled “Property Review Summary, Lantern Lane Shopping Center, Houston, Texas” dated October 4, 2011, prepared for Lender by AECC, Inc. (AECC, Inc. Project No.: 11281).

                    “Property Manager” means any leasing agent, broker or property management company providing leasing, brokerage and property management services for the Property, each of which shall be subject to the reasonable approval by Lender.

                    “Regulation” is defined in Section 2.5 of this Agreement.

                    “Repair Reserve” is defined in Section 4.4 of this Agreement.

                    “Repair Reserve Account” is defined in Section 4.4 of this Agreement.

                    “Required Repairs” is defined in Section 4.4 of this Agreement.

                    “Rice Lease” means that certain Lease dated as of August 25, 1997, executed by Borrower’s predecessor in title, as landlord, and Rice Food Markets, Inc. (“Rice”), as tenant, as amended.

                    “Security Agreement” means that certain Security Agreement (Deposit Account), dated of even date herewith, executed by Borrower for the benefit of Lender regarding the Escrow Account, Cash Reserve Account, Lease Reserve Account and Repair Reserve Account, together with any other security agreements, assignments, deposit control agreements or other instruments now or hereafter executed by Borrower in connection with the required pledge and assignment of funds and accounts to Lender under this Agreement.

                    “Security Documents” means, collectively, the Deed of Trust, the Financing Statement, the Assignment of Leases, the Security Agreement, and any other mortgage, deed of trust, security agreement or assignment now, heretofore or hereafter executed to secure the obligations of Borrower or Guarantor to Lender under any Loan Document.

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                    “SNDA” means, with respect to any Approved Lease, a subordination, non-disturbance and attornment agreement in form reasonably acceptable to Lender.

                    “TCEQ” is defined in Section 4.1 of this Agreement.

                    “Tenant” means each tenant of the Shopping Center under an Approved Lease.

                    “Title Company” means Fidelity National Title Insurance Company.

                    “Title Policy” shall mean a standard TLTA mortgagee title insurance policy in the most current approved form (without modification, revision or amendment) issued by Title Company, insuring Lender that, on the Closing Date, Borrower owns fee simple title to the Property and that the Deed of Trust is a valid first lien on the Property, in the amount of the Loan.

                    “Treasury Rate” means, as of any date, the rate of interest per annum on U.S. Treasury Notes having a maturity of ten (10) years as shown in the 10-year listing in the “this week” column under the heading “Treasury Constant Maturities,” of the FEDERAL RESERVE statistical release FORM H-15 which has been most recently published (or, if for any reason that published rate as of a date not more than 10 days prior to such first Business Day is not available, another rate determined by Lender to be comparable, in its discretion reasonably exercised, shall be used for this purpose).

                    “USA Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                    “VCP” is defined in Section 4.1 of this Agreement.

                    “Water Authority” is defined in Section 4.1 of this Agreement.

          Section 1.2     Singular and Plural Terms. Any defined term used in the plural in any Loan Document shall refer to all members of the relevant class and any defined term used in the singular shall refer to any number of the members of the relevant class.

          Section 1.3     Accounting Principles. Any accounting term used and not specifically defined in any Loan Document shall be construed in conformity with, and all financial data required to be submitted under any Loan Document shall be prepared in conformity with, generally accepted accounting principles applied on a consistent basis.

          Section 1.4     Exhibits Incorporated. All exhibits to this Agreement, as now existing and as the same may from time to time be supplemented and modified, are incorporated herein by this reference.

          Section 1.5     References. Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be supplemented and modified. References herein to Articles, Sections and Exhibits shall be

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construed as references to this Agreement unless a different document is named. References to subparagraphs shall be construed as references to the same Section in which the reference appears.

          Section 1.6     Other Terms. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean including (include) without limitation. The requirement that any party “deliver” any item to another party shall be construed to require that the first party “deliver or cause to be delivered” such item to the second party. The term “any” as a modifier to any noun, shall be construed to mean “any and/or all” preceding the same noun in the plural. The terms “herein”, “hereunder” and other similar compounds of the word “here” refer to the entire document in which the term appears and not to any particular provision or section of the document. In all cases where Lender’s approval or consent is required hereunder, such approval or consent may be withheld in Lender’s sole and absolute discretion.

          Section 1.7     Headings. All headings appearing in this Agreement and article and section headings in the Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and the Loan Documents.

          Section 1.8     Other Documents. This Agreement shall be deemed a supplement to the other Loan Documents and shall not be construed as a modification thereto. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

          Section 1.9     Intention. The provisions of this Article 1 shall apply in every instance except where a different meaning, construction or reference is clearly specified and intended.

ARTICLE 2
THE LOAN

          Section 2.1     Purpose of Loan. Borrower has purchased the Property and has applied to Lender for a loan for the purpose of refinancing the existing indebtedness encumbering the Property. Lender is willing to make such a loan to Borrower on the terms and conditions contained in this Agreement and the other Loan Documents. Subject to the terms and conditions hereof, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender, the proceeds of the Loan, which proceeds shall be disbursed by Lender to Borrower in a single advance.

          Section 2.2     Principal.

                       (a)      From and after the Closing Date to and until April 7, 2013, interest only shall be payable on the Loan. If the Maturity Date of the Loan is extended pursuant to Exhibit F attached hereto, then commencing on May 1, 2013 and continuing on the 1st day of each calendar month thereafter until the final Maturity Date of the Loan, Borrower shall make monthly principal payments on the Loan in an amount per month equal to $16,318.00.

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                       (b)      The entire principal balance of the Note shall mature and be payable at the Maturity Date.

                       (c)      Lender shall enter in its records the amount of the Loan, the rate of interest borne thereon and the payments of the principal balance received by Lender, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.

          Section 2.3     Interest.

                       (a)      Interest on the outstanding principal balance of the Loan shall accrue at a rate per annum (herein, the “Applicable Rate”) equal to 3.00% plus the one-month LIBOR rate quoted by Lender from Reuters Screen LIBOR01 Page or any successor thereto, which shall be the one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent (a “LIBOR Rate”). If Borrower elects to obtain Interest Rate Protection from Lender, the LIBOR Rate shall be modified, by written agreement of Borrower and Lender, to conform to the repayment obligations in respect of such Interest Rate Protection.

                       (b)      If the interest and/or charges in the nature of interest, if any, provided for by this Agreement or by any other Loan Document, shall contravene the Maximum Rate, if any, Borrower shall pay only such amounts as would legally be permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower shall pay all amounts provided for herein. If, for any reason, amounts in excess of the amounts permitted in the foregoing sentence shall have been paid, received, collected or applied hereunder, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts shall be applied to principal, unless principal has been fully paid, in which event such excess amount shall be refunded to Borrower.

                       (c)      Interest shall accrue on the principal amount of the Loan from and after the date it is made by Lender to Borrower. Interest computed at the Applicable Rate shall be computed on the basis of a 360 day year, but shall be charged for the actual number of days principal is unpaid.

                       (d)      Interest on the Loan computed at the Applicable Rate shall be payable, as accrued, on the first day of each calendar month, commencing on the first day of the next calendar month following the calendar month in which the Loan is funded to Borrower, and all unpaid, accrued interest shall be paid in full at the Maturity Date.

                       (e)      If the Loan has not been repaid on or before the Maturity Date or if an Event of Default occurs pursuant to this Agreement or any other Loan Document, then the entire unpaid balance of the Loan shall (without notice to or demand upon Borrower) become due and payable on said date, together with all unpaid, accrued interest thereon, and with interest computed at the Default Rate from and after that date until the Loan is paid in full. Interest at the Default Rate shall be payable on the first day of each calendar month or on demand, at Lender’s option.

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                       (f)      If Borrower fails to make any required payment of principal or interest on the Loan (other than the balloon payment at the Maturity Date) on or before the fifth (5th) day following the due date thereof, Borrower shall pay to Lender, if requested by Lender, in addition to interest at the Default Rate, a late payment charge equal to five percent (5%) of the amount of the overdue payment, for the purpose of reimbursing Lender for a portion of the expense incident to handling the overdue payment. This late charge shall apply individually to all payments past due and there will be no daily prorated adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Lender may have including the right to declare the entire unpaid principal and/or interest immediately due and payable. Borrower agrees that the “late charge” is a provision for liquidated damages and represents a fair and reasonable estimate of the damages Lender will incur by reason of the late payment considering all circumstances known to Borrower and Lender on the date hereof. Borrower further agrees that proof of actual damages will be difficult or impossible.

          Section 2.4     Prepayment. Borrower may prepay all or any portion of the unpaid principal balance of the Note and accrued interest thereon, in full or in part, without premium or penalty (except as provided in Section 2.5 hereof), after at least three (3) Business Days’ prior written notice from Borrower to Lender of the date of prepayment. If Borrower shall fail to provide such three (3) Business Days’ notice when required herein, Lender will charge, and Borrower shall pay, additional interest on the amount prepaid, at the Applicable Rate or the Default Rate whichever is applicable, through the date three (3) Business Days after the date of prepayment, together with any breakage costs or fees incurred by Lender arising out of such prepayment in connection with any Interest Rate Protection relating to the Loan. Lender shall not be obligated hereunder or under any of the other Loan Documents to re-advance to Borrower any sums prepaid by Borrower, whether prepaid voluntarily or involuntarily.

          Section 2.5     Regulatory Change; Conversion of Interest Rate.

                       (a)      If there shall occur any adoption or implementation of, or change to, any Regulation, or interpretation or administration thereof, which shall have the effect of imposing on Lender (or Lender’s holding company) any increase or expansion of or any new: tax (excluding taxes on its overall income and franchise taxes), charge, fee, assessment or deduction of any kind whatsoever, or reserve, capital adequacy, special deposits or similar requirements against credit extended by, assets of, or deposits with or for the account of Lender or other conditions affecting the extensions of credit under this Agreement; then Borrower shall pay to Lender such additional amount as Lender deems necessary to compensate Lender for any increased cost to Lender attributable to the extension(s) of credit under this Agreement and/or for any reduction in the rate of return on Lender’s capital and/or Lender’s revenue attributable to such extension(s) of credit. As used above, the term “Regulation” shall include any federal, state or international law, governmental or quasi-governmental rule, regulation, policy, guideline or directive (including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and enactments, issuances or similar pronouncements by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices or any similar authority and any successor thereto) that applies to Lender. Lender’s determination of the additional amount(s) due under this paragraph shall be binding in the

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absence of manifest error, and such amount(s) shall be payable within 15 days of demand and, if recurring, as otherwise billed by Lender.

                       (b)      If, on the date for determining the LIBOR Rate, Lender shall determine (which determination shall be conclusive in the absence of manifest error) that, by reason of circumstances affecting the Money Markets, adequate and fair means do not exist for ascertaining the LIBOR Rate, Lender shall promptly give to Borrower telephonic notice (confirmed as soon as practicable in writing) of the nature and effect of such circumstances. After receipt of such notice and during the existence of such circumstances, the Applicable Rate shall be determined based upon an alternate index selected by Lender, in its sole discretion, reasonably comparable to that of LIBOR, intended to generate a return substantially the same as that generated by the LIBOR rate.

                       (c)      Notwithstanding anything to the contrary herein contained, if any adoption or implementation of, or change to, any Regulation, or interpretation or administration thereof, shall make it unlawful for Lender to make or maintain the Loan at the LIBOR Rate or to give effect to its obligations as contemplated hereby, then, by written notice to Borrower, Lender may require that the Applicable Rate be converted as described in the preceding paragraph. Borrower shall indemnify Lender against any loss or expense which Lender may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the LIBOR Rate) as a consequence of (a) any failure of Borrower to make any payment when due of any amount hereunder, or (b) the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the LIBOR Rate. Lender shall provide to Borrower a statement signed by an officer of Lender explaining any such loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence which, in the absence of manifest error, shall be conclusive and binding on Borrower.

          Section 2.6     Payments.

                       (a)      All payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under the Loan Documents payable to Lender shall be made, without deduction, set off, or counterclaim, in immediately available funds not later than 2:00 o’clock p.m., Dallas, Texas time on the dates due, to Lender at the office specified by it from time to time, except as otherwise specifically provided in this Agreement. Funds received on any day after 2:00 o’clock p.m., Dallas, Texas time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees. Borrower authorizes Lender to charge any of Borrower’s accounts maintained at Lender for the amount of any payment or prepayment on the Note or other amount owing pursuant to any of the other Loan Documents, which charge may be made by Lender if Borrower fails to make any payment required of Borrower under this Agreement.

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                       (b)      All payments received by Lender for application to the principal, interest, fees, costs and expenses due to Lender shall be applied in the following order: (i) first, to any fees, costs and expenses due to Lender hereunder; (ii) second, to any unpaid interest then due to Lender hereunder; and (iii) third, to the unpaid principal balance of the Note.

ARTICLE 3
FEES AND COSTS

          Section 3.1     Commitment Fee. Borrower agrees to pay to Lender, a one-time, nonrefundable loan commitment fee (“Commitment Fee”) in the amount of $128,000, in consideration of the agreement of Lender to make the Loan to Borrower. Borrower acknowledges and agrees that the Commitment Fee is a bona fide fee and is intended as reasonable compensation to Lender for such purpose and shall be deemed fully earned and nonrefundable on the Closing Date. No termination or reduction of the Commitment shall entitle Borrower to a refund of any portion of the Commitment Fee. Borrower agrees to keep the above described Commitment Fee confidential and not to disclose the Commitment Fee set forth above to any other federal or state savings and loan, national bank or other lending or banking institution; except that such Commitment Fee may be disclosed in tax filings, financial statements, to direct or indirect owners of Borrower or as required by applicable law or court order.

          Section 3.2     Reimbursement of Lender. Borrower shall reimburse Lender within fifteen (15) days following receipt of Lender’s demand for all reasonable payments made by Lender and all reasonable costs incurred by Lender (including appraisal fees, inspection fees and the fees and expenses of Lender’s attorneys) in connection with the negotiation, preparation, execution, delivery, construction loan administration, modification, extension, performance and enforcement of the Loan Documents and all related matters, including, but not limited to, the following:

                       (a)      Title insurance premiums, realty tax services, recording fees, filing fees, and release and reconveyance fees.

                       (b)      Funds advanced by Lender pursuant to the Loan Documents following an Event of Default or in connection with the performance by Lender of any Obligation that Borrower has failed or refused to perform.

                       (c)      Lender’s commencement of, appearance in or defense of any action or proceeding purporting to affect the rights or obligations of Lender with respect to the Property or of the parties to any Loan Document.

                       (d)      All claims, demands, causes of action, liabilities, losses, commissions and other costs against which Lender is indemnified hereunder, including specifically under Section 15.4 and under the Environmental Indemnity.

                       (e)      Any expenditures by Lender on behalf of Borrower pursuant to any other Loan Document.

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Borrower’s reimbursement Obligations shall be part of the Loan and part of the outstanding principal balance of the Note, shall bear interest at the Default Rate following the date reimbursement is due pursuant to this Section 3.2, and shall be secured by the Security Documents, notwithstanding that such Obligations may cause the principal balance of the Note to exceed its face amount. Borrower’s reimbursement Obligations with respect to costs occurred prior to cancellation of the Note shall survive the cancellation of the Note and the release and reconveyance of the Security Documents, provided nothing herein shall be interpreted to release Borrower from any Obligations specified in the Loan Documents for Obligations that occur on or after cancellation of the Note.

ARTICLE 4
SPECIAL COVENANTS

          Section 4.1     Voluntary Cleanup Program; Escrow Account.

                       (a)      Borrower hereby represents to and covenants with Lender as follows: The Property is currently enrolled in the Texas Commission on Environmental Quality (“TCEQ”) Voluntary Cleanup Program (“VCP”) due to the prior use of a portion of the Property for the operation of a dry cleaner plant. TCEQ recommended that Borrower’s predecessor in title make application for a Municipal Setting Designation (MSD) for the Property which would permit TCEQ to issue a VCP Certificate of Completion for the Property without requiring treatment of known contaminants resulting from the operation of the dry cleaner plant. Borrower has submitted its application for a MSD and is diligently pursuing (and will continue to diligently pursue) completion of all requirements for approval of the MSD for the Property and issuance of the VCP Certificate of Completion. Borrower has advised Lender that, in order to satisfy all requirements for approval of its application for the MSD, Borrower was required to (and did) provide written notice of its pending application for the MSD to one or more municipal water authorities as required by applicable law (each a “Water Authority”) and either (i) each Water Authority must adopt a resolution objecting to or opposing such application, or (ii) a period of 120 days must elapse after Borrower’s notice to such Water Authority without action by such Water Authority (which failure of such Water Authority to act will be deemed its approval of Borrower’s application). If, within said 120 day period, any Water Authority takes action to indicate its disapproval of Borrower’s application, Borrower will promptly notify Lender and promptly and diligently take such steps as may be necessary to transfer the Property from the VCP into the TCEQ’s Dry Cleaner Remediation Program (the “DCR Program”). If each Water Authority either fails to take action within said 120-day period, Borrower will promptly notify Lender and will diligently pursue issuance of the VCP Certificate of Completion.

                       (b)      Simultaneously with the execution of this Agreement, Borrower shall deposit with Lender an amount in cash equal to $140,000 (the “Escrow Deposit”), which Escrow Deposit is equal to 150% of the estimated costs to be incurred by or on behalf of Borrower to complete the process for obtaining a VCP Certificate of Completion for the Property. The Escrow Deposit shall be deposited into a segregated, Lender-controlled demand deposit account (the “Escrow Account”) established by Borrower with Lender as a reserve for the purpose of paying estimated costs of completing the MSD application process and issuance of the VCP Certificate of Completion. The Escrow Account shall be a “bank directed” account and, until the

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Obligations have been repaid in full, Borrower shall have no right to withdraw any monies held in the Escrow Account and Lender shall have no obligation to release funds on deposit in the Escrow Account to Borrower or any other Person for any reason, except as provided herein. Funds on deposit in the Escrow Account shall be disbursed by Lender, no more frequently than once each calendar month, to Borrower to pay costs and expenses incurred by Borrower in connection with the completion of the MSD application process and the process for obtaining a VCP Certificate of Completion and approved by Lender and for no other purpose (herein, the “Permitted Costs”). Funds will be disbursed by Lender to Borrower only after receipt by Lender of a written request from Borrower for disbursement of funds in the Escrow Account, which request shall be accompanied by, if required by Lender, copies of invoices and other paid receipts reflecting the Permitted Costs incurred by Borrower. Once Borrower has obtained a VCP Certificate of Completion for the Property or the Property has been transferred into the DCR Program and Borrower has no further obligations under applicable law to monitor or report the scope or extent of any existing contamination resulting from the use of the Property for a dry cleaner plant, then so long as no Event of Default exists, all funds then on deposit in the Escrow Account will be disbursed by Lender to Borrower. If funds on deposit in the Escrow Account are insufficient to pay all Permitted Costs, Borrower shall pay all such Permitted Costs from its own source of funds. Upon the occurrence of an Event of Default under the Loan Documents, Lender may, without notice to Borrower, apply funds in the Escrow Account to pay any amounts owed to Lender under the Loan Documents. As additional security for any and all obligations of Borrower under the Loan Documents, Borrower does hereby irrevocably and unconditionally grant a security interest in, and assign and transfer to Lender, all of its rights, titles and interests in and to the Escrow Account, together with any and all funds on deposit therein, all interest thereon and all proceeds thereof, and any general intangibles and choses in action arising therefrom or related thereto.

          Section 4.2     Deadlines Regarding Environmental Issues; Cash Reserve Account. Borrower covenants with Lender that on or before December 31, 2013, Borrower shall cause (i) TCEQ to issue a VCP Certificate of Completion for the Property, or (ii) the Property to be transferred from the VCP into the DCR Program and Borrower will provide Lender with documents reasonably acceptable to Lender evidencing the issuance of a VCP Certificate of Completion or the Property’s acceptance into the DCR Program, as applicable. As used herein, the term “Environmental Trigger Event” means the occurrence of either or both of the following: (i) any Water Authority takes action, at any time on or before February 1, 2012, to indicate its disapproval of Borrower’s application for a MSD, or (ii) Borrower fails to cause the Property to obtain a VCP Certificate of Completion (or, alternatively, cause the Property to be transferred from the VCP into the DCR Program) on or before December 31, 2013 and Borrower fails to deliver to Lender documents reasonably acceptable to Lender evidencing the issuance of a VCP Certificate of Completion or the Property’s acceptance into the DCR Program. Lender acknowledges that neither an Environmental Trigger Event nor a Lease Trigger Event (as defined in Section 4.3 below) shall constitute an Event of Default under the Loan Documents, however, upon the occurrence of an Environmental Trigger Event or a Lease Trigger Event Borrower shall immediately establish (and hereby directs Lender to establish) with Lender an account (which account may, at the discretion of Lender, be a subaccount of the Escrow Account) (herein, the “Cash Reserve Account”), which Cash Reserve Account shall be a “bank directed” account and, until the Obligations has been repaid in full, Borrower shall have no right

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to withdraw any monies held in the Cash Reserve Account and Lender shall have no obligation to release funds on deposit in the Cash Reserve Account to Borrower or any other Person for any reason, except as provided herein. Borrower agrees that, commencing on the fifteenth (15th) day of the first calendar month following the Environmental Trigger Event or Lease Trigger Event, as applicable, and on continuing or before the fifteenth (15th) day of each calendar month thereafter, Borrower shall deposit into the Cash Reserve Account all excess cash flow generated by the Property after payment of actual operating expenses incurred for the Property, as approved by Lender, and payment of all scheduled installments of principal and interest of the Loan (“Excess Cash Flow”) for the proceeding calendar month. All funds on deposit in the Cash Reserve Account shall be held by Lender as provided herein as additional collateral for the payment of the Obligations. Borrower’s obligation to deposit Excess Cash Flow into the Cash Reserve Account shall continue until (A) as to an Environmental Trigger Event, the earliest to occur of (i) repayment of the Loan in full, (ii) receipt by Lender of a copy of the VCP Certificate of Completion issued by TCEQ for the Property, or (iii) receipt by Lender of evidence that the Property has been accepted by TCEQ into the DCR Program, or (B) as to a Lease Trigger Event, (i) if the CVS Lease has been terminated, the execution by Borrower of a one or more replacement Lease(s) acceptable to Lender for the entirety of the premises covered by the CVS Lease with Tenant(s) approved by Lender, the acceptance of such Tenant(s) of its/their premises under such replacement Lease(s), and commencement of the payment of base rent by such Tenant(s) under such replacement Lease(s) (the foregoing being referred to herein as the “CVS Reletting Requirement”), or (ii) if Borrower has failed to timely deliver an SNDA for the Rice Lease to Lender, upon delivery of an SNDA signed by Rice reasonably acceptable to Lender. Once Borrower’s obligation to deposit Excess Cash Flow into the Cash Reserve Account terminates as provided above, then so long as no Event of Default exists, all funds then on deposit in the Cash Reserve Account will be disbursed by Lender to Borrower. If Borrower shall fail to pay any principal or interest on the Loan when due or any other amount due to Lender under the Loan Documents, Lender shall be entitled to withdraw, without prior notice to Borrower, available funds then on deposit in the Cash Reserve Account and apply the such funds towards the payment of such principal, interest or other amounts. Nothing contained in this Agreement shall be construed to permit Borrower to defer payment of principal, interest or other amounts payable to Lender under the Loan Documents beyond the date(s) due or to relieve Borrower from its absolute obligation to pay the same in accordance with the Loan Documents. Upon the occurrence of an Event of Default under the Loan Documents, Lender may, without notice to Borrower, apply funds in the Cash Reserve Account to pay any amounts owed to Lender under the Loan Documents. As additional security for any and all obligations of Borrower under the Loan Documents, Borrower does hereby irrevocably and unconditionally grant a security interest in, and assign and transfer to Lender, all of its rights, titles and interests in and to the Cash Reserve Account, together with any and all funds on deposit therein, all interest thereon and all proceeds thereof, and any general intangibles and choses in action arising therefrom or related thereto.

          Section 4.3     CVS Lease; Lease Trigger Event. Borrower acknowledges that the CVS Lease provides that CVS will have a period of time within which to conduct due diligence with respect to the Property and its intended use by CVS and to obtain all permits and approvals required for CVS to construct improvements to the leased premises described in the CVS Lease and to operate its business therefrom. As used in this Agreement, the term “Lease Trigger

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Event” means the occurrence of either or both of the following events: (i) CVS elects to terminate the CVS Lease pursuant to the provisions of Part II, Section 2 of the CVS Lease (in which Borrower shall promptly notify Lender of such termination), or (ii) Borrower fails to deliver to Lender, on or before November 7, 2011, an original SNDA from Rice, in form reasonably acceptable to Lender. Upon the occurrence of a Lease Trigger Event and Borrower shall establish the Cash Reserve Account (if not already established) and commence depositing into the Cash Reserve Account all Excess Cash Flow as required by Section 4.2 above.

          Section 4.4     Property Condition Report; Repair Reserve. Borrower acknowledges that Section V of the Property Condition Report identifies deferred maintenance and repairs recommended to be made to the Property (the “Required Repairs”). Borrower agrees that Borrower will, within 120 days after the date of this Agreement, complete all Required Repairs and deliver evidence to Lender of completion by Borrower of all such Required Repairs. Simultaneously with the execution of this Agreement, Borrower shall deposit with Lender an amount in cash equal to $50,000 (the “Repair Reserve”), which Repair Reserve represents an estimate of the costs to be incurred by or on behalf of Borrower to complete all Required Repairs. The Repair Reserve shall be deposited into a segregated, Lender-controlled demand deposit account (the “Repair Reserve Account”) established by Borrower with Lender as a reserve for the purpose of paying estimated costs of completing such application process. The Repair Reserve Account shall be a “bank directed” account and, until the Obligations have been repaid in full, Borrower shall have no right to withdraw any monies held in the Repair Reserve Account and Lender shall have no obligation to release funds on deposit in the Repair Reserve Account to Borrower or any other Person for any reason, except as provided herein. Funds on deposit in the Repair Reserve Account shall be disbursed by Lender to Borrower only upon completion of all of the Required Repairs to pay or reimburse Borrower for costs and expenses incurred by Borrower in connection with the completion of the Required Repairs and for no other purpose. Repair Reserve funds will be disbursed by Lender to Borrower only after receipt by Lender of a written request from Borrower for disbursement of funds in the Repair Reserve Account, which request shall be accompanied by, if required by Lender, copies of invoices and other paid receipts reflecting the costs and expenses incurred by Borrower in completing the Required Repairs. If funds on deposit in the Repair Reserve Account are insufficient to pay all such costs and expenses, Borrower shall pay all such costs and expenses from its own source of funds. Upon the occurrence of an Event of Default under the Loan Documents, Lender may, without notice to Borrower, apply funds in the Repair Reserve Account to pay any amounts owed to Lender under the Loan Documents. As additional security for any and all obligations of Borrower under the Loan Documents, Borrower does hereby irrevocably and unconditionally grant a security interest in, and assign and transfer to Lender, all of its rights, titles and interests in and to the Repair Reserve Account, together with any and all funds on deposit therein, all interest thereon and all proceeds thereof, and any general intangibles and choses in action arising therefrom or related thereto.

          Section 4.5     Rice Lease; Lease Reserve. Borrower acknowledges that the Rice Lease, as amended to date and by that certain Second Lease Amendment dated as of October 6, 2011, requires Borrower to pay to Rice an amount equal to $350,000 (the “Lease Payment”) within five (5) days after the CVS Contingency Satisfaction Date (as defined in said Second Lease Amendment) occurs. Simultaneously with the execution of this Agreement, Borrower shall

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deposit with Lender an amount in cash equal to $350,000 (the “Lease Reserve”) to secure Borrower’s obligation to make the Lease Payment. The Lease Reserve shall be deposited into a segregated, Lender-controlled demand deposit account (the “Lease Reserve Account”) established by Borrower with Lender. The Lease Reserve Account shall be a “bank directed” account and, until the Obligations have been repaid in full, Borrower shall have no right to withdraw any monies held in the Lease Reserve Account and Lender shall have no obligation to release funds on deposit in the Lease Reserve Account to Borrower or any other Person for any reason, except as provided herein. Funds on deposit in the Lease Reserve Account shall be disbursed by Lender only if and when the Lease Payment is due and payable to Rice (and Lender reserves the right to [and Borrower hereby consents to having Lender] wire transfer the Lease Payment directly to Rice if Lender deems it appropriate to do so to satisfy any obligation or liability of Lender arising under the SNDA hereafter executed by Lender and Rice). If, for any reason, Rice waives its right to receive the Lease Payment or Borrower has no further obligation to make the Lease Payment and CVS terminates the CVS Lease, then Lender shall continue to hold the Lease Reserve until the CVS Reletting Requirement has been satisfied (at which time, so long as no Event of Default exists, Lender will return the funds on deposit in the Lease Reserve Account to Borrower). Upon the occurrence of an Event of Default under the Loan Documents, Lender may, without notice to Borrower, apply funds in the Lease Reserve Account to pay any amounts owed to Lender under the Loan Documents. As additional security for any and all obligations of Borrower under the Loan Documents, Borrower does hereby irrevocably and unconditionally grant a security interest in, and assign and transfer to Lender, all of its rights, titles and interests in and to the Lease Reserve Account, together with any and all funds on deposit therein, all interest thereon and all proceeds thereof, and any general intangibles and choses in action arising therefrom or related thereto.

ARTICLE 5
LOAN DOCUMENTS

          Section 5.1     Security Documents. The Loan shall be secured by the Property and the Property and such other collateral as described in the Loan Documents. In consideration of Lender’s execution of this Agreement and as security for (i) the payment of all amounts owing by Borrower to Lender under the Loan Documents, together with all extensions, renewals, supplements and modifications of any of them (including extensions and renewals at different rates of interest and/or evidenced by new or additional promissory notes reciting that such notes are so secured); (ii) the performance of all other Obligations, covenants and agreements of Borrower in the Loan Documents; and (iii) the payment and performance of all other obligations now or hereafter owing to Lender by Borrower, Borrower shall, at its sole expense, deliver to Lender (and cause to be recorded or filed in applicable County and State records, where appropriate) the following documents, each in such form and substance, and executed by such Persons, as Lender in its sole discretion requires: (a) the Deed of Trust; (b) the Assignment of Leases, (c) the Security Agreement, (d) the Financing Statement; and (e) all other documents reasonably required by Lender, necessary to confirm or perfect the rights of Lender under the Loan Documents. Borrower hereby authorizes Lender to record any and all financing statements as Lender may deem necessary to protect or perfect the security interests granted to Lender herein and in the other Loan Documents.

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          Section 5.2     Guaranty. In consideration of Lender’s execution of this Agreement, Guarantor shall deliver to Lender the Payment Guaranty.

          Section 5.3     Environmental Indemnity; Environmental Insurance. In consideration of Lender’s execution of this Agreement, Borrower and Guarantor shall execute and deliver to Lender the Environmental Indemnity. Borrower also shall cause to be delivered to Lender a environmental contamination insurance policy covering the Property, in form and substance satisfactory to Lender (the “Environmental Insurance Policy”).

          Section 5.4      Assignment and Subordination of Management Agreement. In consideration of Lender’s execution of this Agreement, Borrower shall deliver to Lender the Management Agreement and the Assignment and Subordination of Management Agreement.

ARTICLE 6
RESERVED

ARTICLE 7
RESERVED

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

          As a material inducement to Lender’s execution of this Agreement, Borrower represents and warrants to Lender that:

          Section 8.1     Formation, Qualification and Compliance. Borrower (a) is validly existing and in good standing under the Laws of the State of its organization; (b) has all requisite authority to conduct its business and own and lease its properties; and (c) is qualified and in good standing in every jurisdiction in which the nature of its business makes qualification necessary or where failure to qualify could have a Material Adverse Effect on its financial condition or the performance of its Obligations under the Loan Documents. Borrower is in compliance in all respects with all Laws and requirements applicable to its business, the violation of which might materially affect its Obligations hereunder, and has obtained all approvals, licenses, exemptions and other authorizations from, and has accomplished all filings, registrations and qualifications with, any Governmental Agency that are necessary for the transaction of its business.

          Section 8.2     Execution and Performance of Loan Documents. (a) Borrower and General Partner each has all requisite power and authority to execute and perform its respective Obligations under the Loan Documents, and (b) the execution by Borrower and General Partner and the performance by Borrower and General Partner of their respective Obligations under each Loan Document have been authorized by all necessary action and do not and will not: (i) require any consent or approval not heretofore obtained of any Person having any interest in Borrower or General Partner; (ii) violate any provision of, or require any consent or approval not heretofore obtained under, the operating agreement, articles of organization, bylaws or other governing documents applicable to Borrower or General Partner; (iii) result in or require the creation or imposition of any lien, claim, charge or other right of others of any kind (other than under the Loan Documents) on or with respect to any property or assets owned or leased by Borrower or

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General Partner; (iv) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect; or (v) conflict with or constitute a breach or default under, or permit the acceleration of obligations owed pursuant to, any contract, loan agreement, lease or other document to which Borrower or General Partner is a party or by which either Borrower or General Partner or any of their respective property is bound; (c) neither Borrower nor General Partner is in default beyond any applicable notice and cure period in any respect under any Law, order, writ, judgment, injunction, decree, determination, award, contract or lease; (d) no approval, license, exemption or other authorization from, or filing, registration or qualification with, any Governmental Agency is required in connection with: (i) the execution by Borrower and General Partner of, and the performance by Borrower and General Partner of their respective obligations under the Loan Documents; and (ii) the creation and perfection of the liens described in the Loan Documents; (e) the Loan Documents, when executed and delivered, will constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms; and (f) the signatories of Borrower and General Partner are fully authorized to execute the Loan Documents to which they are a party.

          Section 8.3     Sole Assets. Borrower’s sole asset is the Property. Borrower has no liabilities other than those attributable to the Property.

          Section 8.4     Tax Liability. Borrower and General Partner have filed all required federal, state and local tax returns. Borrower and General Partner have paid all federal, state and local taxes due (including any interest and penalties) other than taxes being promptly and actively contested by Borrower or a Manager (as applicable) in good faith and by appropriate proceedings and which have been disclosed to Lender in writing.

          Section 8.5     Government Requirements. To Borrower’s knowledge, no violation of any Laws exists with respect to the Property (except with respect to violations of Environmental Laws disclosed by the Environmental Reports). Borrower has obtained and will thereafter comply with the conditions of, all licenses, exemptions, approvals and other authorizations of Governmental Agencies required in connection with the Property, including, without limitation, each of the following as applicable: (a) zoning (if any), land use and planning requirements, including requirements arising from, or relating to the adoption or amendment of, any applicable general plan; (b) subdivision and parcel map requirements; (c) environmental requirements, including requirements of the National Environmental Policy Act and the preparation and approval of all required environmental impact statements and reports; (d) requirements in connection with use, occupancy and building permits; (e) requirements of public utilities; (f) all restrictive covenants and all obligations created by private contracts and leases which affect ownership, construction, equipping, fixturing, use, occupancy, sale or leasing of the Property (or any portion thereof), and (g) Accessibility Regulations. Borrower shall be solely responsible for all compliance costs associated with any Accessibility Regulations with respect to the Property, including, without limitation, attorneys’ fees and litigation costs, which responsibility with respect to matters occurring before repayment of the Obligations or foreclosure of the Property shall survive the repayment of the Loan and foreclosure of the Property. Borrower will comply and, to the extent it is able, will cause others to comply with all laws and requirements of Governmental Agencies having jurisdiction over the processing, approving and recording of any subdivision map, the Land or construction or sale of the Improvements (or any of them) and will

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furnish Lender with reports of any official searches for violation of any requirements established by such Governmental Agencies.

          Section 8.6     No Adverse Conditions. Borrower does not know of any defects, facts or conditions affecting the Land that would make it unsuitable for the use contemplated hereunder or of any abnormal hazards (including earth movement or slippage) affecting the Land.

          Section 8.7     Rights of Others. To Borrower’s knowledge, the Property is in compliance with, all covenants, conditions, restrictions, easements, rights of way and other rights of third parties relating to the Property.

          Section 8.8     Reserved.

          Section 8.9     Litigation. There are no actions or proceedings (excluding for this purpose the VCP) pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower or the Property before any Governmental Agency.

          Section 8.10     Reserved.

          Section 8.11     Condemnation. No condemnation proceeding or moratorium is pending or, to the best of Borrower’s knowledge, threatened against the Land which would impair the construction, use, sale or occupancy of the Property.

          Section 8.12     Name and Principal Place of Business. Borrower presently uses no trade name other than its actual name. Borrower shall immediately notify Lender in writing of any change in the jurisdiction of organization, or the change in the legal, trade or fictitious business names used by, Borrower, any of its constituent partners, or Guarantor, and Lender is hereby authorized to file or record any additional financing statements, amendments and other certificates necessary to reflect any such changes.

          Section 8.13     ERISA. Borrower maintains no pension, retirement or profit sharing employee benefit plan that is subject to any provision of the Employee Retirement Income Security Act of 1974, as amended from time to time. If applicable, Borrower has satisfied the minimum funding standards under the Employee Retirement Income Security Act of 1974 (“ERISA”) and is in compliance in all respects with the other presently applicable provisions of ERISA. The making of the Loan by Lender to Borrower will not violate ERISA, nor constitute a prohibited transaction under ERISA.

          Section 8.14     Brokers. Borrower shall indemnify and hold Lender harmless, in accordance with Section 15.4, against any claim or claims by any broker or agent or any other person that claims they are or may be entitled to a commission or other form of compensation in connection with the securing of or making of the Loan.

          Section 8.15     Anti-Terrorism Regulations.

                       (a)     General. None of Borrower, Guarantor or any Affiliate of Borrower or Guarantor is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any

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transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                     (b)     Executive Order No. 13224. None of Borrower, Guarantor, any Affiliate of Borrower or, to the best of Borrower’s knowledge, any Affiliate of Guarantor, or, to the best of Borrower’s knowledge, their respective agents acting or benefiting in any capacity in connection with the Loan or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

                     (v)     a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi) a Person who is affiliated or associated with a Person listed above.

                       (c)     None of Borrower, Guarantor or any Affiliate of Borrower or Guarantor, nor any of their agents acting in any capacity in connection with the Loan, any letters of credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

                       (d)     Neither Borrower nor any Affiliate of Borrower, nor any Person owning an interest therein, are a “Special Designated National” or “Blocked Person” as those terms are defined in the office of Foreign Asset Control Regulations (31 C.F.R. § 500 et. seq.).

          Section 8.16     Financial Statements. All financial statements and other financial information regarding Borrower or Guarantor furnished by or on behalf of Borrower or Guarantor to Lender are true, correct, and complete as of the dates specified therein and fully and accurately present the financial condition of Borrower or Guarantor as of the dates specified. No change has occurred in Borrower’s or Guarantor’s financial condition reflected therein since the respective dates of the financial statements for such Person delivered to Lender. Borrower and Guarantor are solvent and will remain solvent after giving effect to all borrowings and guaranties

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contemplated in the Loan Documents. Borrower will keep accurate books and records in accordance with generally accepted accounting principles, consistently applied, in which full, true and correct entries shall be promptly made with respect to the Property and the operation thereof. Borrower shall permit Lender, at all reasonable times, to examine and copy the books and records of Borrower pertaining to the Property.

          Section 8.17   Title to the Property. Borrower owns and holds full legal and equitable title to the Land, in fee simple absolute, subject to no encumbrances other than the Permitted Encumbrances. No construction work shall be supplied, purchased, or installed pursuant to agreements whereby a security interest or title is retained or any right is reserved or accrues to remove or repossess any construction work. Borrower shall deliver to Lender on request true and correct copies of any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any construction work. Borrower will be the sole owner of all Personal Property acquired by Borrower after the date hereof, free from any adverse lien, security interest or adverse claim of any kind whatsoever, except for security interests and liens in favor of Lender and liens being contested by Borrower in compliance with the provisions of Section 11.11.

          Section 8.18   Governmental Regulations. Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed.

          Section 8.19   Utilities. All utility and municipal services required for the construction, occupancy, use and operation of the Improvements are available for use and tap in at the boundaries of the Land and will be available in sufficient amounts for the intended use of the Improvements. All binding agreements, allocations or commitment letters required to ensure the provision of such services have been obtained or will be available from the applicable utility companies and/or Governmental Agencies providing such services. All necessary or required utility, private roadway, parking, access (including curb cuts), easements, covenants and permits have been granted or issued.

          Section 8.20   Other Lands. The Land is not part of a larger tract of land owned by Borrower, Guarantor, or any affiliate of Borrower or Guarantor, and is not otherwise included under any unity of title or similar covenant with other lands not encumbered by the Deed of Trust, except to the extent set forth in a Permitted Encumbrance consented to by Lender. The Land constitutes a separate tax lot or lots with a separate tax assessment or assessments for the Land and Improvements, independent of any other lands or improvements. The Land and Improvements comply with all subdivision and platting Laws and would so comply if the Land and Improvements were conveyed as a separate parcel. No portion of the Property is (or will be) dependent on any other property not subject to the lien of the Deed of Trust to fulfill any Laws, and no other property not subject to the lien of the Deed of Trust is (or will be) dependent on any portion of the Property to fulfill any Laws.

          Section 8.21   Permits. Borrower has obtained all permits which are necessary for the ownership and operation of the Property.

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          Section 8.22   Representations and Warranties. Until repayment in full of the Loan and all other Obligations, Borrower shall ensure that the representations and warranties remain true and complete.

ARTICLE 9
AFFIRMATIVE COVENANTS

          While any Obligation of Borrower under the Loan Documents remains outstanding, Borrower agrees that:

          Section 9.1     Protection of Liens. Borrower will maintain the lien of the Deed of Trust as a first priority lien on the Property and take all actions, and execute and deliver to Lender all documents reasonably required by Lender from time to time in connection therewith; and maintain the security interest created by the Deed of Trust on the Personal Property as a first priority security interest and take all actions, and execute and deliver to Lender all documents, reasonably required by Lender from time to time in connection therewith, including supplemental security agreements, and other documents extending or perfecting Lender’s security interest in the Personal Property as it exists from time to time.

          Section 9.2     Payment of Taxes, Assessments, Costs and Expenses. Borrower will pay all costs and expenses required to satisfy the conditions of this Agreement. Without limitation of the generality of the foregoing, Borrower shall pay and discharge all taxes, assessments and other governmental charges upon the Property or Improvements when required pursuant to the Deed of Trust and, except as permitted by Section 11.11 of this Agreement, all claims for work, services, labor and materials which, if unpaid, might become a lien or charge upon the Property or Improvements. Borrower shall pay all costs and expenses of Lender and Borrower in connection with the Property and this Loan, including, but not limited to, all expenses of hazard and liability insurance premiums, reasonable fees for the examination of the status of title, preparation and review of Loan Documents, title insurance premiums and closing and servicing fees, loan fees, surveys, architect and engineer fees, inspection fees, and out-of-pocket expenses incurred by Lender in connection with committing for, documenting, closing, making, disbursing and transferring the Loan, including, but not limited to, recording and filing fees and all mortgage taxes, documentary taxes and intangible taxes, costs of Title Company disbursements, if any, as well as all costs related to the repayment of this Loan, any fees and costs of outside and/or special counsel and fees and commissions due to brokers in connection with this transaction. Such costs shall be so paid by Borrower whether or not the Loan is actually closed and/or fully disbursed. In the event the Note is not paid at maturity, howsoever said maturity is brought about, and the same is placed in the hands of an attorney for collection or if collection by suit or through the probate court or bankruptcy court or by any other legal proceeding is sought, Borrower agrees to pay all reasonable expenses incurred by Lender, including attorneys fees in accordance with terms and provisions of the Note.

          Section 9.3     Reserved.

          Section 9.4     Continued Compliance. Borrower will comply with all Laws and requirements of Governmental Agencies, and all rights of third parties, relating to the Property or

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Borrower’s business or other properties, all as described more fully in Section 8.5, and deliver to Lender from time to time, within ten (10) days of Lender’s request therefor, evidence reasonably satisfactory to Lender that Borrower has complied with any such Law, requirement or right.

          Section 9.5     Books and Records. Borrower will maintain complete books of account and other records reflecting its operations (in conjunction with any other businesses as well as with respect to the Property), including all contributions of equity investment capital, in accordance with sound accounting practices consistently applied, and permit Lender and its agents, at reasonable times, to inspect and copy any such document.

          Section 9.6        Maintenance and Security of Property. Borrower will maintain the Property in good condition and repair, ordinary wear and tear accepted, take all measures reasonably required by Lender to protect the physical security of the Property, and not permit any waste or damage with respect to the Property and comply with the terms and conditions of all leases of any portion of the Property.

             Section 9.7     Financial Statements. Borrower will deliver to Lender, or cause to be delivered:

                       (a)     As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year, annual financial statements for Borrower. Such financial statements shall include, without limitation, a balance sheet as of the end of such fiscal year, a list of contingent liabilities, the related statements of income and cash flow for such fiscal year, and, operating statements for the Property covering the applicable period.

                       (b)     Financial statements for Guarantor as required by the terms of the Guaranty.

                       (c)     As soon as available and in any event within sixty (60) days after filing a copy of (i) Borrower’s federal and state tax returns with all exhibits and schedules, and (ii) Guarantor’s federal and state tax returns with all exhibits and schedules;

                       (d)     As soon as available and in any event within thirty (30) days after the end of each month, (i) an operating statement for the Property setting forth the income and expenses for the Property; and (ii) a report of the leasing for the Property (including rent rolls and delinquencies) for the immediately preceding month. All such reports shall be in such form and in reasonable detail as Lender may request. Additionally, Borrower shall deliver a certificate executed by Borrower certifying that each such operating statement has been prepared in accordance with generally accepted accounting principles, applied on a consistent basis and fairly presents the results of the Property’s operations and that the Property leasing reports are true and correct in all material respects.

                       (e)     As soon as available and in any event within forty-five (45) days prior to the end of each calendar year, a pro forma operating budget for the Property.

                       (f)     On or before the last day of each calendar quarter, a written progress report, prepared by Borrower, describing the status of Borrower’s efforts to obtain acceptance of

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its application for a MSD (and issuance of a VCP Certificate of Completion) or to transfer the Property to the DCR Program, together with such documents and information regarding the same as Lender may reasonably require.

                       (g)     Simultaneously with the delivery of each set of financial statements referred to in Sections 9.7(a) and (b), a certificate of an authorized officer or signatory of Borrower and Guarantor respectively, in form and substance satisfactory to Lender, attesting to compliance with the terms of the Loan Documents, and stating, to the best of such authorized officer’s knowledge and belief, whether or not such financial statements are true and correct as of the date of the delivery of such financial statements.

                       (h)     Annually or semi-annually, as applicable, evidence of payment of all real estate taxes and assessments affecting the Property and payment and renewal of insurance policies required to be obtained and maintained by Borrower pursuant to the Loan Documents.

                       (i)     Borrower will use commercially reasonable efforts to obtain and deliver to Lender financial statements for Tenants and other information regarding Tenants and prospective tenants or other leasing information as Lender may reasonably request from time to time.

                       (j)     Such other documents and information as Lender may reasonably request.

          Section 9.8     Notice of Certain Matters. Borrower will give notice to Lender, of each of the following to the extent that Borrower has actual knowledge of same:

                       (i)     any action or proceeding instituted by or against it, any of its constituent partners, or Guarantor in any federal or state court or other regulatory body; or (ii) any such proceedings that are threatened against it, any of its constituent partners or Guarantor which, if adversely determined, could have a material and adverse effect upon any of their businesses, or conditions (financial or otherwise) or which would constitute an event of default or a default under any other contract, or agreement to which any of them is a party; or (iii) any actions, proceedings or notices adversely affecting the Property or Lender’s interest therein;

(ii) any dispute between Borrower and any Governmental Agency relating to the Property, the adverse determination of which might materially affect the Property;

(iii) any commencement of proceedings in condemnation or eminent domain relating to the Property;

(iv) any trade name hereafter used by Borrower and any change in Borrower’s principal place of business;

(v) any Event of Default or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default;

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(vi) any other event or condition causing a Material Adverse Effect in the financial condition of Borrower, General Partner or Guarantor; and

                       (vii)    any failure by any party to perform any material obligation under any Lease, any event or condition which would permit a Tenant to terminate or cancel a Lease, or any notice given by a Tenant with respect to the foregoing, specifying in each case the action Borrower has taken or will take with respect thereto.

          Section 9.9     Notice of Junior Liens. Borrower will give notice to Lender of the creation of any lien on any portion of the Property or the Personal Property within five (5) days after Borrower receives notice of its creation.

          Section 9.10     Additional Reports and Information. Borrower will deliver to Lender, in form and substance reasonably satisfactory to Lender and within ten (10) days of Lender’s request therefor, (a) copies of all regular or periodic reports which are available for public inspection or which Borrower is required to file with any Governmental Agency; (b) a certificate stating that to Borrower’s actual knowledge no Event of Default remains uncured or setting forth all existing Events of Default in reasonable detail; and (c) all other information relating to Borrower, General Partner, Guarantor, the Property or the Loan reasonably required by Lender from time to time.

          Section 9.11     Further Assurances. Borrower will execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under the Loan Documents, to protect and further the validity, priority and enforceability of the Security Documents, to subject to the Security Documents any property intended by the terms of any Loan Document to be covered by the Security Documents, to maintain, perfect or insure Lender’s security provided for herein and in the other Loan Documents, including, without limitation, the filing or recording of UCC renewal statements or amendments, the execution of such amendments to the Deed of Trust and the other Loan Documents and the delivery of such endorsements to the Title Policy, all as Lender reasonably requires to carry out the purposes of the Loan Documents and the transactions contemplated thereunder, and Borrower shall pay all fees and expenses (including reasonable attorneys’ fees) related thereto or incurred by Lender in connection therewith.

          Section 9.12     Reserved.

          Section 9.13     Continued Existence. Borrower, Guarantor, and each constituent partner thereof shall maintain and preserve its respective existence and all rights and franchises material to its respective business.

          Section 9.14     Guarantor Covenants. Borrower shall cause Guarantor to comply with all financial covenants and conditions contained in the Guaranty.

          Section 9.15     Leases. Borrower shall provide to Lender a correct and complete copy of each Lease, including any exhibits, and each guarantee thereof, if any, prior to execution unless the Lease in question is deemed to be an Approved Lease (in which event Borrower shall deliver

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to Lender such Lease, exhibits and guarantee, if any, promptly after execution of the same by Borrower and Tenant). No approval of any Lease by Lender shall be for any purpose other than to protect Lender’s security and to preserve Lender’s rights under the Loan Documents. No approval by Lender shall result in a waiver of any default of Borrower. In no event shall any approval by Lender of a Lease be a representation of any kind, with regard to the Lease or its adequacy or enforceability, or the financial capacity of any tenant or guarantor. The term “Approved Lease Form” means the form of lease agreement hereafter approved in writing by Lender. Unless disclosed by the terms of such Lease, prior to the review and approval of any such Lease, Borrower shall deliver to Lender a schedule of all tenant improvements to be paid for by Borrower and all leasing commissions to be paid by Borrower in connection with such Lease. The term “Approved Lease” means any Lease covering space in the Improvements which has either been approved in writing by Lender or satisfies leasing guidelines, if any, agreed to by Borrower and Lender after the date of this Agreement.

          Section 9.16     Operating Income. Borrower shall first apply all income from Leases, and all other income derived from the Property, to pay costs and expenses associated with the ownership, maintenance, development, operating, and marketing of the Improvements, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose.

          Section 9.17     Single Purpose Entity. Borrower covenants and agrees that it has not and shall not: (a) engage in any business or activity other than the acquisition, ownership, operation and maintenance of the Property, and activities incidental thereto; (b) acquire or own any material asset other than (i) the Property, and (ii) such incidental Personal Property as may be necessary for the operation of the Property; (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender’s consent; (d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or except as expressly permitted by this Agreement or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower’s organizational documents; (e) own any subsidiary or make any investment in or acquire the obligations or securities of any other person or entity without the consent of Lender; (f) commingle its assets with the assets of any of its partner(s), members, shareholders, affiliates, or of any other person or entity or transfer any assets to any such person or entity other than distributions on account of equity interests in Borrower permitted hereunder and properly account for; (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Loan, except unsecured trade and operational debt incurred with trade creditors in the ordinary course of its business of owning and operating the Property in such amounts as are normal and reasonable under the circumstances, provided that such debt is paid when due and provided in any event the outstanding principal balance of such debt shall not exceed at any one time one percent (1%) of the outstanding Loan; (h) allow any person or entity to pay its debts and liabilities (except Guarantor) or fail to pay its debts and liabilities solely from its own assets; (i) fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders, partners, members, principals and affiliates of Borrower, the affiliates of a shareholder, partner or member of Borrower, and any other person or entity fail to prepare and

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maintain its own financial statements in accordance with generally accepted accounting principles and susceptible to audit, or if such financial statements are consolidated, fail to cause such financial statements to contain footnotes disclosing that the Property is actually owned by Borrower; (j) enter into any contract or agreement with any shareholder, partner, member, principal or affiliate of Borrower, Guarantor or any shareholder, partner, member, principal or affiliate thereof, except as expressly permitted by the Loan Documents and except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any shareholder, partner, member, principal or affiliate of Borrower or Guarantor, or any shareholder, partner, member, principal or affiliate thereof; (k) seek dissolution or winding up, in whole or in part; (l) fail to correct any known misunderstandings regarding the separate identity of Borrower; (m) guarantee or become obligated for debts of any other entity or person, or hold itself out to be responsible or pledge its assets or credit worthiness for the debts of another person or entity or allow any person or entity to hold itself out to be responsible or pledge its assets or credit worthiness for the debts of the Borrower (except for a Guarantor); (n) make any loans or advances to any third party, including any shareholder, partner member, principal or affiliate of Borrower, or any shareholder, partner, member, principal or affiliate thereof; (o) fail to file its own tax returns or to use separate contracts, purchase orders, stationery, invoices and checks; (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the entity with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any shareholder, partner, member, principal or affiliate of Borrower, or any shareholder, partner, member, principal or affiliate thereof); (q) fail to allocate fairly and reasonably among Borrower and any third party (including, without limitation, any Guarantor) any overhead for common employees, shared office space or other overhead and administrative expenses; (r) allow any person or entity to pay the salaries of its own employees or fail to maintain a sufficient number of employees for its contemplated business operations; (s) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (t) file a voluntary petition or otherwise initiate proceedings to have Borrower adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Borrower or file a petition seeking or consenting to reorganization or relief of Borrower as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to Borrower; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequester, custodian, liquidator (or other similar official) of Borrower or of all or any substantial part of the properties and assets of Borrower, or make any general assignment for the benefit of creditors of Borrower, or admit in writing the inability of Borrower to pay its debts generally as they become due or declare or effect a moratorium on Borrower debt or take any action in furtherance of any such action; (u) hold itself out as or be considered as a department or division of (i) any shareholder, partner, principal, member or affiliate of Borrower, (ii) any affiliate of a shareholder, partner, principal, member or affiliate of Borrower, or (iii) any other person or entity or allow any person or entity to identify Borrower as a department or division of that person or entity; (v) conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of Borrower or the creditors of any other personal or entity; (w) fail to provide in its (i) articles of organization, certificate of formation and/or operating agreement, as applicable, if it is a limited liability company, (ii) limited partnership

TERM LOAN AGREEMENT - Page 30

agreement, if it is a limited partnership or (iii) certificate or articles of incorporation, if it is a corporation; (x) fail to hold its assets in its own name; (y) if Borrower is a corporation, fail to consider the interests of its creditors in connection with all corporate actions to the extent permitted by applicable Law; (z) have any of its obligations guaranteed by an affiliate except Guarantor in connection with the Loan.

          Section 9.18   Interest Rate Protection.

                         (a)     Borrower may enter into and/or obtain Interest Rate Protection with Lender or its Affiliate (referred to herein as “IRP Counterparty”). If Borrower obtains Interest Rate Protection from another source other than Lender or its affiliate, then the obligations of Borrower arising under the Interest Rate Protection owing to any IRP Counterparty other than Lender or an Affiliate of Lender shall not be secured by the Deed of Trust. Borrower acknowledges and agrees that if Borrower defaults in its obligations under the Interest Rate Protection to make payments when due thereunder, Lender may advance funds to be paid, on Borrower’s behalf, to cure Borrower’s default under any Interest Rate Protection. All amounts advanced by Lender to the IRP Counterparty, Borrower or others in respect of Borrower’s obligations in respect of any Interest Rate Protection shall be deemed a part of the Obligations secured by the Deed of Trust and the other Loan Documents. All amounts received by Borrower pursuant to any Interest Rate Protection shall be paid by Borrower to Lender and applied by Lender to the payment of interest on the Loan or other costs of the Property. Borrower acknowledges and agrees that, notwithstanding the terms of any Interest Rate Protection, Borrower shall not modify or terminate any Interest Rate Protection without the prior written consent of Lender.

                         (b)     As additional security for the obligations of Borrower under the Loan Documents, Borrower hereby transfers, assigns, and conveys to Lender, subject to the terms and conditions contained herein, all of Borrower’s rights, titles and interests, but not its obligations, duties or liabilities for any breach, in, under and to any Interest Rate Protection, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing. Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under or with respect to any Interest Rate Protection or to protect the rights of Borrower thereunder; provided, however, that prior to the occurrence of an Event of Default, Lender shall give prior written notice to Borrower before taking any such action. Lender shall incur no liability if any action so taken by Lender or on its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys’ fees and expenses) incurred in connection with any such action, as provided in this Agreement. It is agreed and understood that, in addition to any and all other remedies to which Lender is entitled at law or in equity, Lender shall have all rights and benefits to which a secured party is entitled at law or in equity, including, without limitation under the Uniform Commercial Code as adopted and in effect in the State of Texas and upon any foreclosure by Lender of its lien under the Deed of Trust, all rights, titles and interests of Borrower in and to any Interest Rate Protection and any and all amounts received by Borrower in connection therewith or to which

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Borrower is entitled thereunder, and all proceeds of the foregoing, shall, at the election of Lender, be conveyed in connection therewith.

                         (c)     Borrower hereby constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact, with the full power of substitution, for it and in its name, place and stead, or otherwise, on behalf and for the benefit of Lender, to exercise, at the election of Lender, any and all rights and remedies of Borrower under any Interest Rate Protection, including, without limitation, making any payments thereunder and consummating any transactions contemplated thereby, from time to time to institute and prosecute in the name and at the expense of Borrower, or otherwise, but for the benefit of Lender, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to any Interest Rate Protection hereby assigned and conveyed, or intended so to be, and to defend and compromise, at the election of Lender, any and all actions, suits or proceedings with respect to any Interest Rate Protection, and generally to do all and any such action in relation thereto as Lender shall deem advisable; and Borrower hereby declares that the appointment hereby made and powers hereby granted are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason.

          Section 9.19    Appraisals. Borrower agrees that Lender shall have the right to obtain, at Borrower’s expense, an Appraisal of the Property, at any time that (a) an Event of Default has occurred hereunder, (b) any material Casualty or event of Condemnation occurs with respect to the Property, (c) Lender determines in its good faith business judgment that the security for the Loan has been impaired in any material manner, (d) Borrower exercises its option to extend the Maturity Date of the Loan, or (e) such Appraisal is required by then current banking laws or regulations. If Lender elects to obtain such an Appraisal, Lender may immediately commission an appraiser acceptable to Lender, at Borrower’s cost and expense, to prepare the Appraisal and Borrower shall fully cooperate with Lender and the appraiser in obtaining the necessary information to prepare such Appraisal.

ARTICLE 10
NEGATIVE COVENANTS

          While any Obligation of Borrower under the Loan Documents remains outstanding, unless Lender otherwise consents in writing:

          Section 10.1    Liens on Property. Borrower will not cause or suffer to become effective any lien, restriction or other title limitation affecting any part of the Property other than (i) the Deed of Trust and the Permitted Encumbrances; (ii) taxes and assessments which are not delinquent; (iii) liens being contested by Borrower in compliance with the provisions of Section 11.11; and (iv) rights of tenants under Approved Leases.

          Section 10.2    Liens on Personal Property. Borrower will not install in, or use in connection with, the Property any personal property which any Person other than Lender has the right to remove or repossess under any circumstances, or on which any Person other than Lender

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has a lien other than personal property which is leased by Borrower and not included in the Budget as part of construction costs and personal property owned by Tenants on the Property.

          Section 10.3    Reserved.

          Section 10.4    Sale or Lease of Property. Except as expressly permitted by this Agreement, without the prior consent of Lender, Borrower will not sell, transfer, convey, pledge, assign, mortgage, or otherwise dispose of all or any portion of the Property (unless the Loan is repaid in full simultaneously with such sale or transfer) or enter into any Leases for any portion of the Property except as permitted under Section 9.15, or sell, lease or otherwise transfer any interest in the Property or the Personal Property other than as permitted under Section 9.15 and other than dispositions of Personal Property permitted by Section 10.6. No sale, lease or other transfer shall relieve Borrower from primary liability for its Obligations under the Loan Documents or relieve Guarantor from any liability under the Guaranty. If Lender approves any transfer or sale (without implying any obligation on the part of Lender to approve any such transfer or sale), Borrower shall remain primarily liable for the payment and performance of all Obligations in the Loan Documents to the same extent as if no transfer had occurred, and Borrower shall deliver to Lender all documents reasonably required by Lender to evidence such continuing primary liability. In connection with the covenants contained in this Section 10.4, Borrower acknowledges that Borrower’s particular expertise was an important element in Lender’s decision to enter into this Agreement and that Lender continues to rely on such expertise to ensure the satisfactory leasing, operation and management of the Property.

          Section 10.5    Assignments of Obligations. Borrower will not assign any right or delegate any Obligation under the Loan Documents other than pursuant to the Management Agreement.

          Section 10.6    Removal of Personal Property. Borrower will not remove or permit the removal from the Property of any items of Personal Property (other than tools and construction equipment used in the construction of the Property and personal property which is leased by Borrower in the ordinary course of business), unless (i) no Event of Default has occurred and is continuing; and (ii) Borrower promptly either: (1) substitutes and installs on the Property other items of equal or greater value in the operation of the Property, all of which items shall be free of liens and shall be subject to the liens of the Deed of Trust, and executes and delivers to Lender all documents required by Lender in connection with the attachment of such liens to such items; or (2) in the case of the sale or scrapping of any items, pays to Lender the sale proceeds or scrap value, as applicable; or (3) in the case of the trade-in of any items for other items of Personal Property not installed on the Property, pays to Lender the amount of the credit received; and (4) in the case of any other disposition, pays to Lender an amount equal to the original cost of the items less depreciation. Upon Borrower’s written request, Lender shall deliver to Borrower all documents reasonably necessary to confirm the release of items removed from the lien of the Deed of Trust in accordance with the foregoing requirements, provided that such request is accompanied by a certificate executed by Borrower to the effect that the removal of such items complies in all respects with this Section 10.6. Borrower shall keep detailed records of each such removal and shall make such records available to Lender upon request from time to time.

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          Section 10.7    Transfer of Equity Interests. Except for Permitted Transfers, Borrower will not permit any sale, pledge, encumbrance, assignment, transfer or other disposition, voluntarily or involuntarily, by operation of law or otherwise, of any equity interest in Borrower or General Partner or any constituent partners, members and shareholders in General Partner, as the case may be, without the prior written consent of Lender. As used herein, the term “Permitted Transfer” shall mean the transfer, pledge, assignment, or sale (herein, a “Transfer”) of: (i) membership interests in the General Partner of Borrower, (ii) limited partnership interests in Borrower, in each case, so long as (A) such Transfer is to an AmREIT Affiliate and Borrower is in compliance with Section 9.17 of this Agreement, (B) Borrower notifies Lender of such Transfer at least ten (10) days prior to the proposed Transfer and (C) Borrower delivers or causes to be delivered to Lender, (i) true and correct copies of all documentation evidencing the Transfer and, if requested by Lender, true and correct copies of the formation and organizational documents for the transferee, certified by an authorized officer, partner or member, as applicable, of such transferee, and (ii) such other information as may be required by Lender in order to comply any Anti-Terrorism Laws applicable to Lender. As used herein, “AmREIT Affiliate” means each of the Guarantor and AmREIT Realty Investment Corporation or another Affiliate of one or more of the Guarantor or AmREIT Realty Investment Corporation.

          Section 10.8    ERISA. Borrower will not permit any employee benefit plan maintained by Borrower which is subject to Part 3 of Title I of ERISA to have an accumulated funding deficiency, as such term is defined in Section 302 of ERISA, and Borrower will not incur any liability to the PBGC.

          Section 10.9    Debt. Borrower will not create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect to, any Debt other than the following: (a) Debt owed to Lender, including Debt under this Agreement; (b) Debt listed in the current financial statements of Borrower and any rearrangements, extensions or refinancings thereof which do not increase the amount thereof; and (c) Debt in the form of accounts payable to trade creditors for goods or services which are not aged more than 60 days from the billing date and current operating liabilities (other than for borrowed money) which are not more than 60 days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

          Section 10.10    Distributions. During the continuance of an Event of Default, Borrower will not, without the prior written consent of Lender in its sole discretion, make any distribution of assets to any partner of Borrower, whether or not such a distribution is permitted under the terms of Borrower’s limited partnership agreement, including repayment of any loans made by a partner of Borrower to Borrower, return of capital contributions, distributions upon termination, liquidation or dissolution of Borrower or any development, property management, accounting or other fees payable to a partner in Borrower (unless any such fee has been approved by Lender, in Lender’s sole discretion).

          Section 10.11   Management Agreement. Borrower agrees that it will not enter into any Management Agreement until such time as (i) Lender has approved the Property Manager, which approval will not be unreasonably withheld, (ii) Borrower has delivered the proposed form of

TERM LOAN AGREEMENT - Page 34

Management Agreement to Lender, and received the written approval of such form by Lender, which approval will not be unreasonably withheld, and (iii) as to any Management Agreement, it has obtained and delivered to Lender an Assignment and Subordination of Management Agreement executed by the Property Manager in the form acceptable to Lender. The Management Agreement shall be subordinate to the Deed of Trust and must be terminable on thirty (30) days prior written notice after an Event of Default. Except to the extent provided by Law, upon obtaining title to the Property or any portion thereof pursuant to the remedies in the Deed of Trust, Lender will not be liable for unpaid management fees accrued before the acquisition of title by Lender or a Person owned in whole or in part by Lender.

ARTICLE 11
RESERVED

ARTICLE 12
INSURANCE

          Section 12.1   Policies Required. While any Obligation of Borrower or Guarantor under any Loan Document remains outstanding, Borrower shall procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance as set forth on Exhibit C in form and amounts and issued by companies, associations or organizations licensed to do business in the state the Property is located, satisfactory to Lender covering such casualties, risks, perils, liabilities and other hazards required by Lender. All original policies, or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by Lender unless Lender waives this requirement in writing. All policies shall expressly protect or recognize Lender’s interest as required by Lender. Without limiting the generality of the foregoing, Borrower shall provide or cause to be provided the following types of insurance coverage: (a) (i) property insurance on a replacement cost basis as set forth on Exhibit C, including flood, hurricane and sinkhole coverages in an amount equal to the replacement cost of the Improvements and rent loss, and (ii) Comprehensive General Liability Insurance as set forth on Exhibit C; and (b) such additional insurance as may be reasonably required by Lender from time to time in the event that the Property is exposed to hazards and risks with respect to which Lender deems the existing insurance inadequate to properly protect its interests. Borrower shall furnish Lender with a certified copy of an original or a certificate of insurance of all policies of insurance required. All policies or certificates, as the case may be, of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, the Best’s Rating of the carrier and the period of coverage. In addition, all policies of insurance required under the terms hereof shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Borrower or any party holding under Borrower which might otherwise result in a forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Borrower. At least fifteen (15) days prior to the expiration of each required policy, Borrower shall deliver to Lender evidence of the renewal or replacement of such policy, continuing such insurance in the form as required by this Agreement. All such policies shall contain a provision that notwithstanding any contrary agreement between Borrower and the applicable insurance company, such policies will not be canceled, allowed to lapse without

TERM LOAN AGREEMENT - Page 35

renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 30 days’ prior written notice to Lender.

          Section 12.2   Adjustment of Condemnation and Insurance Claims. Borrower shall give prompt notice to Lender of any Casualty or any Condemnation or threatened Condemnation. Lender is authorized, at its sole and absolute option, to commence, appear in and prosecute, in its own or Borrower’s name, any action or proceeding relating to any Condemnation or Casualty, and to make proof of loss for and to settle or compromise any Claim in connection therewith. Lender shall have the right to receive all Compensation and Proceeds, and may deduct therefrom any payment all of its related costs and expenses. However, so long as no Event of Default has occurred and Borrower is diligently pursuing its rights and remedies with respect to a Claim, Lender will obtain Borrower’s written consent (which consent shall not be unreasonably withheld or delayed) before making proof of loss for or settling or compromising such Claim. Borrower agrees to diligently assert its rights and remedies with respect to each Claim and to promptly pursue the settlement and compromise of each Claim subject to Lender’s approval, which approval shall not be unreasonably withheld or delayed. If, prior to the receipt by Lender of any Compensation and Proceeds, the Property shall have been sold pursuant to the provisions of the Deed of Trust, Lender shall have the right to receive such funds (a) to the extent of any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on the Deed of Trust shall have been sought or recovered or denied), and (b) to the extent necessary to reimburse Lender for its related costs and expenses. If any Compensation and Proceeds are paid to Borrower, Borrower shall receive the same in trust for Lender. Within ten (10) days after Borrower’s receipt of any Compensation and Proceeds, Borrower shall deliver such awards or proceeds to Lender in the form in which they were received, together with any endorsements or documents that may be necessary to effectively negotiate or transfer the same to Lender. Borrower agrees to execute and deliver from time to time, upon the request of Lender, such further instruments or documents as may be requested by Lender to confirm the grant and assignment to Lender of any Compensation and Proceeds.

          Section 12.3   Delivery of Proceeds to Lender. In the event that, notwithstanding the “mortgagee clause” or “lender’s loss payable endorsement” requirements of Exhibit C, the proceeds (the “Proceeds”) of any insurance policy described therein are paid to Borrower, Borrower shall deliver such proceeds to Lender immediately upon receipt and applied as set forth in Section 12.2 above.

          Section 12.4   Utilization of Compensation and Proceeds.

                         (a)     Compensation and Proceeds must be utilized either for payment of the Obligations or for the restoration of the Property. Compensation and Proceeds may be utilized for the restoration of the Property only if no Event of Default exists and only if in the reasonable judgment of Lender (i) there has been no material adverse change in the financial viability of the construction or operation of the Improvements, (ii) the Compensation and Proceeds, together with other funds deposited with Lender for that purpose, are sufficient to pay the cost of the restoration pursuant to a budget and plans and specifications approved by Lender, and (iii) the restoration can be completed prior to the Maturity Date of the Loan. Otherwise, Compensation and Proceeds shall be utilized for payment of the Obligations.

TERM LOAN AGREEMENT - Page 36

                       (b)     If Compensation and Proceeds are to be utilized for the restoration of the Property, the Compensation and Proceeds, together with any other funds deposited with Lender for that purpose, must be deposited in an interest-bearing account with Lender, which account will be assigned to Lender as additional security for the Loan. The account will be opened, managed and controlled by Lender. Advances of funds from the account will be made in a manner consistent with, and subject to, Lender’s customary requirements for the funding of a construction loan.

ARTICLE 13
CONDEMNATION

          Borrower hereby assigns to Lender, as security for Borrower’s Obligations under the Loan Documents, all compensation, awards and other amounts payable to Borrower in connection with any taking of any portion of the Property for public use, and any proceeds of any related settlement regardless of whether eminent domain proceedings are instituted in connection therewith (collectively, “Compensation”). Borrower shall deliver all Compensation to Lender immediately upon receipt and applied as set forth in Section 12.2 above. Any Compensation received by Lender shall be applied by Lender in accordance with the rights, procedures and other provisions set forth in Section 12.4.

ARTICLE 14
DEFAULTS AND REMEDIES

          Section 14.1   Events of Default. The occurrence of any of the following, whatever the reason therefor, shall constitute an Event of Default:

                       (a)     Borrower fails to (i) make any regularly scheduled payments of principal or interest under the Note when due and such failure continues for five (5) days after such payment was due, or (ii) repay the Loan in full at maturity; or

                       (b)     Borrower or any Guarantor fails to pay any amount owing to Lender under any Loan Document (which is not otherwise addressed elsewhere in this Section 14.1) and such failure continues for five (5) days after such payment was due; or

                       (c)     Borrower fails to perform any covenant or agreement or any other non-monetary Obligation under any Loan Document within twenty (20) days after receipt of notice thereof; provided that, if cure cannot reasonably be effected within such 20-day period, such failure shall not be an Event of Default hereunder so long as Borrower promptly (in any event, within ten (10) days after receipt of such notice) commences cure, and thereafter diligently (in any event, within forty-five (45) days after receipt of such notice) prosecutes such cure to completion; and provided further, however, that notwithstanding the 20-day cure period or extended cure period described above in this subparagraph (c), if a different notice or cure period is specified under any Loan Document or under any provision of the Loan Documents as to any such failure or breach, the specific Loan Document or provision shall control, and Borrower shall have no more time to cure the failure or breach than is allowed under the specific Loan Document or provision as to such failure or breach;

TERM LOAN AGREEMENT - Page 37

                       (d)     Any representation, warranty or statement made in any Loan Document or in any other document delivered by Borrower or General Partner in connection with any Loan Document proves to have been incorrect in any material respect when made or becomes so at any time prior to repayment in full of the Note; or

                       (e)     [RESERVED]; or

                       (f)     [RESERVED]; or

                       (g)     [RESERVED]; or

                       (h)     Borrower, any Guarantor or General Partner is dissolved, liquidated or terminated, or all or substantially all of the assets of Borrower, any Guarantor or General Partner are sold or otherwise transferred without Lender’s prior written consent; or

                       (i)     If Borrower, General Partner or Guarantor shall (1) be adjudicated as bankrupt or insolvent; (2) make a general assignment for the benefit of its creditors; (3) file a petition, answer or consent seeking, or have entered against it (or fail reasonably to contest the material allegations of any petition for) an order for relief (or any similar remedy) under any provision of Title 11 of the United States Code or any other federal, state or foreign Law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, or consent to the institution of any proceedings thereunder; (4) convene a meeting of its creditors, or any class thereof, for the purpose of effecting a moratorium upon or extension or composition of its or his debts; (5) fail to pay its debts as they mature; (6) admit in writing that it is generally not able to pay its debts as they mature or generally not pay its debts as they mature; (7) apply for a consent to the appointment of a receiver, trustee, custodian, liquidator or other similar official of all or a portion of its assets; or (8) become insolvent; or

                       (j)     If (1) a petition is filed or any case or proceeding described in Section 14.1(i) above is commenced against Borrower, General Partner or Guarantor, or against the assets of any such Persons or entities, unless such petition and the case or proceeding initiated thereby is dismissed within 30 days from the date of the filing; (2) an answer is filed by Borrower, General Partner or Guarantor admitting the allegations of any such petition; or (3) a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Borrower, General Partner or Guarantor, a custodian, trustee, agent or receiver of it, or for all or any part of its property, or authorizing the taking possession by a custodian, trustee, agent or receiver of it, or all or any part of its property unless such appointment is vacated or dismissed or such possession is terminated within 30 days from the date of such appointment or commencement of such possession, but not later than five (5) days before the proposed sale of any assets of Borrower, General Partner or such Guarantor by such custodian, trustee, agent or receiver, other than in the ordinary course of the business of Borrower, General Partner or Guarantor; or

                       (k)     With respect to Guarantor: (1) any failure to pay any amount owing to Lender under the Guaranty which continues for five days after notice from Lender to Guarantor that such payment was not made when due, (2) Guarantor fails to comply with the minimum Net

TERM LOAN AGREEMENT - Page 38

Worth and Liquid Assets covenants set forth in the Guaranty; (3) the occurrence of any of the events described in Section 14.1(h), (i) or (j) above as Guarantor; (4) the Guaranty is revoked or terminated without Lender’s prior written consent, or Guarantor claims that the Guaranty is for any reason ineffective or unenforceable, in whole or in part and with respect to amounts then outstanding or amounts that might in the future be outstanding; or (5) the falsity in any material respect of, or any material omission in, any representation made to Lender by Guarantor; or

                        (l)      Borrower shall be in default under the terms of any of the other Loan Documents beyond any applicable cure period or Borrower or Guarantor shall be in default under any other loan documents or guaranty executed by Borrower or Guarantor in connection with any extension of financial accommodations by Lender to Borrower or Guarantor; or

                       (m)     The Environmental Indemnity, at any time and for any reason ceases to be in full force and effect; or

                       (n)      Borrower shall fail to maintain insurance as required by this Agreement or shall fail to furnish to Lender proof of payment of all premiums for such insurance.

          Section 14.2   Remedies Upon Default. Upon the occurrence of any Event of Default, Lender may, at its option and without further notice to Borrower or Guarantor, do any or all of the following:

                         (a)     Declare the principal of all amounts outstanding under the Loan Documents together with all accrued interest thereon and all other amounts owing in connection therewith, to be immediately due and payable, regardless of any other specified maturity or due date, and without written notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, notice of intent to accelerate or notice of acceleration, or other notice or demand of any kind, and without the necessity of prior recourse to any security; provided that any Event of Default described in Section 14.1(h), (i) or (j) shall automatically, without declaration or other action on Lender’s part, cause all such amounts to be immediately due and payable without notice or demand;

                         (b)     Take possession of the Property and let contracts for, or otherwise proceed with all actions necessary or desirable, in Lender’s opinion, for the operation, management, leasing of the Property;

                         (c)     Lender may cure the Event of Default on behalf of Borrower, and, in doing so, may enter upon the Property, and may expend such sums as it may deem desirable, including attorneys’ fees, all of which shall be deemed to be advances hereunder, even though causing the Loan to exceed the face amount of the Note;

                         (d)     Exercise any of its rights under the Loan Documents and any rights provided by Law, including the right to foreclose on any security and exercise any other rights with respect to any security, all in such order and manner as Lender in its sole discretion may determine.

TERM LOAN AGREEMENT - Page 39

          Section 14.3   Cumulative Remedies; No Waiver. Lender’s rights and remedies under the Loan Documents are cumulative and shall be in addition to all rights and remedies provided by Law or in equity from time to time, including any banker’s lien or right of offset. The exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy, until Lender realizes all amounts owed to it under the Loan Documents and all Events of Default are cured. No waiver by Lender of any default shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated. No waiver by Lender of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated. No waiver of any covenant or condition of any Loan Document shall be construed as a waiver of any subsequent breach of the same covenant or condition. Lender’s consent to or approval of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act.

          Section 14.4   Setoff. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time to the fullest extent permitted by Law, without notice to Borrower (any such notice being expressly waived by Borrower) to set off and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by Lender or any affiliate of Lender to or for the account of Borrower against any and all of the Obligations of Borrower now or hereafter existing under this Agreement or any other agreement or instrument delivered by Borrower to Lender in connection therewith, whether or not Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Subject to the foregoing provisions of this Section, the rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

ARTICLE 15
MISCELLANEOUS

          Section 15.1    Actions. Lender shall have the right to commence, appear in and defend any action or proceeding purporting to affect the rights or obligations of the parties to any Loan Document.

          Section 15.2    Nonliability of Lender. Borrower acknowledges and agrees that:

                       (a)     the relationship between Borrower and Lender is and shall remain solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Property;

                       (b)     notwithstanding any other provision of any Loan Document: (i) Lender is not a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of Borrower and Lender does not intend to ever assume any such status;

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and (ii) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower; and

                       (c)     Lender shall not be directly or indirectly liable or responsible for any loss or injury of any kind to any Person or property resulting from any construction on, or occupancy or use of, the Property, whether arising from: (i) any defect in any building, grading, landscaping or other onsite or offsite improvement; (ii) any act or omission of Borrower or any of Borrower’s agents, employees, independent contractors, licensees or invitees; (iii) any accident on the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Borrower or any of Borrower’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; and (v) any nuisance made or suffered on the Property; unless any of the foregoing arises from or results from the active gross negligence or willful misconduct of Lender, its employees or agents.

          Section 15.3    No Representations by Lender. By accepting or approving anything required to be performed or given to Lender under the Loan Documents, including any certificate, financial statement, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency or legal effect of the same, and no such acceptance or approval shall constitute a warranty or representation by Lender to anyone.

          Section 15.4     Indemnity. Borrower hereby indemnifies and holds harmless Lender and its directors, officers, agents and employees (collectively the “Indemnitees”) from and against:

                       (a)     all claims, demands and causes of action asserted against any Indemnitee by any Person if the claim, demand or cause of action directly or indirectly relates to (i) a claim, demand or cause of action that the Person has or asserts against the Property, Borrower or General Partner; (ii) the payment of any commission, charge or brokerage fee incurred in connection with the Loan; (iii) any act or omission of Borrower, any contractor, subcontractor or material supplier, engineer, architect or other Person with respect to the Property; or (iv) any claim or cause of action of any kind by any Person which would have the effect of denying Lender the full benefit or protection of any provision of any Loan Document (excluding charges and assessments by Governmental Agencies imposed upon Lender in the normal course of Lender’s business); and

                       (b)     all liabilities, losses and other costs (including court costs and attorneys’ fees) incurred by any Indemnitee as a result of any claim, demand or cause of action described in subparagraph (a).

INDEMNITEES’ RIGHTS OF INDEMNITY SHALL NOT BE DIRECTLY OR INDIRECTLY LIMITED, PREJUDICED, IMPAIRED OR ELIMINATED IN ANY WAY BY AN INDEMNITEE’S STRICT LIABILITY, OR SOLE, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OR ANY FINDING OR ALLEGATION THAT AN INDEMNITEE’S CONDUCT IS ACTIVE, PASSIVE OR SUBJECT TO ANY OTHER CLASSIFICATION OR THAT AN INDEMNITEE IS DIRECTLY OR INDIRECTLY RESPONSIBLE UNDER ANY THEORY OF ANY KIND FOR ANY ACT OR OMISSION BY BORROWER OR ANY OTHER PERSON. NOTWITHSTANDING THE

TERM LOAN AGREEMENT - Page 41

FOREGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY ANY INDEMNITEE WITH RESPECT TO ANY INTENTIONAL TORT, WILLFUL MISCONDUCT OR ACT OF GROSS NEGLIGENCE WHICH SUCH INDEMNITEE IS PERSONALLY DETERMINED BY THE JUDGMENT OF A COURT OF COMPETENT JURISDICTION (SUSTAINED ON APPEAL, IF ANY) TO HAVE COMMITTED. BORROWER’S OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE AND RECONVEYANCE OF THE SECURITY DOCUMENTS.

          Section 15.5   Easements. Borrower shall not, without the prior written consent of Lender, (a) initiate, join in or consent to any private restrictive covenant or other public or private restrictions as to the use of the Property or any zoning reclassification of the Property (or any part thereof); or (b) seek any variance under (or deviation from) any existing zoning Laws or ordinances applicable to the Property (or any part thereof); or (c) voluntarily grant any easement; right of way, privilege, license, franchise or other property right affecting the Property.

          Section 15.6   Joint and Several; Relationship with Lender. If Borrower consists of more than one (1) individual and/or entity, each of said individuals and/or entities shall be jointly and severally liable for each covenant, agreement, representation and warranty of Borrower hereunder. The relationship between Borrower, Lender created hereby and by the other Loan Documents shall be that of a borrower and a lender only, and not be deemed to be a partner of, or a joint venturer with, Borrower.

          Section 15.7   Survival. All representations and warranties of Borrower in the Loan Documents shall survive the making of the Loan and the execution and delivery of the Note, are material, and have been or will be relied on by Lender notwithstanding any investigation made by or on behalf of Lender. All agreements, made in this Agreement shall survive and shall continue until Lender receives payment in full of all Obligations of Borrower incurred under this Agreement and under the other Loan Documents.

          Section 15.8   Reserved.

          Section 15.9  Notices. All notices required shall be in writing and shall be sent delivered by (a) registered or certified mail, postage prepaid, return receipt requested, (b) Federal Express, Airborne or another reputable overnight courier, or (c) delivered by hand by commercial courier service, addressed to the party to be so notified at its address. Any Notice shall be deemed to have been received: (i) three (3) days after the date such Notice is mailed, (ii) on the date of delivery by hand (or refusal to accept such delivery) if delivered during business hours on a Business Day (otherwise on the next Business Day), and/or (iii) on the next Business Day if sent by an overnight commercial courier. Notices shall be deemed effective if delivered by counsel to either party, as if given directly by such party. Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days prior written notice of such change to the other parties. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery.

TERM LOAN AGREEMENT - Page 42

If to Borrower or Guarantor:	AmREIT Lantern Lane, LP
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Attn: Chad C. Braun

With a copy to:	Bass, Berry & Sims PLC
The Tower at Peabody Place
100 Peabody Place
Memphis, Tennessee 38103
Attention: T. Gaillard Uhlhorn

If to Lender:	US. Bank National Association
14241 Dallas Parkway, Suite 490
Dallas, Texas 75254
Attn: Gregory Kaye

With a copy to:	U.S. Bank National Association
14241 Dallas Parkway, Suite 490
Dallas TX 75254
Attn: Becky Aduddell

With a copy to:	Greenberg Traurig, LLP
2200 Ross Avenue, Suite 5200
Dallas, Texas 75201
Attn: Tina M. Ross

Addresses for notice may be changed from time to time by written notice to all other parties. Any communication given by mail will be effective upon the earlier of (a) three Business Days following deposit in a post office or other official depository under the care and custody of the United States Postal Service; or (b) actual receipt, as indicated by the return receipt; if given by telephonic facsimile, when sent; and if given by personal delivery or by overnight air courier, when delivered to the appropriate address set forth above.

          Section 15.10   No Third Parties Benefited. Except as expressly provided in Section 15.19 hereof, this Agreement is made for the purpose of setting forth certain rights and Obligations of Borrower and Lender in connection with the Loan. It is made for the sole protection of Borrower, Lender and Lender’s successors and assigns, and no other Person shall have any rights hereunder or by reason hereof. No third party shall be entitled to rely upon this Agreement unless such third party is an express assignee of the interest of Lender hereunder.

          Section 15.11   Binding Effect. This Agreement shall bind, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns, subject to the provisions of Section 10.5 hereof; provided, however, that neither this Agreement nor the proceeds of the Loan may be assigned by Borrower, without the prior written consent of Lender.

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          Section 15.12 Counterparts. Any Loan Document other than the Note may be executed in any number of counterparts and any party thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which, taken together, will be deemed to be but one and the same document. The execution of any Loan Document by any party will not become effective until counterparts have been executed by all of the parties thereto.

          Section 15.13 Prior Agreements; Amendments; Consents. This Agreement contains the entire agreement between Lender and Borrower with respect to the Loan and all prior negotiations, understandings and agreements are superseded by this Agreement. No supplement, extension, termination or other modification of any provision of any Loan Document, and no consent to any departure by Borrower therefrom, shall be effective unless in writing and signed by Lender, and then only in the specific instance and for the specific purpose given. Pursuant to Section 26.02 of the Texas Business & Commerce Code, Borrower is hereby given the following notice:

                    (a)          A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000.00 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY’S AUTHORIZED REPRESENTATIVE.

                    (b)          THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO SUBSECTION (i) ABOVE SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED AND MERGED INTO THE LOAN AGREEMENT.

                    (c)          THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                    (d)          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    (e)          As used in Subsections (a)-(d) above the term “Loan Agreement” shall mean and refer to all the Loan Documents.

          Section 15.14 Governing Law. All of the Loan Documents shall be governed by, and construed and enforced in accordance with, the Laws of the State of Texas. Without limiting the right of Lender to bring any action or proceeding against Borrower or the Property arising out of or relating to its Obligation under the Loan Documents (an “Action”) in the courts of other jurisdictions, Borrower hereby irrevocably submits to the jurisdiction of the courts of the County of Dallas, State of Texas, or any federal court in the Northern District of Texas, Dallas Division, and Borrower hereby irrevocably agrees that any Action may be heard and determined in such state or federal court. Borrower hereby irrevocably waives, to the fullest extent that it may

TERM LOAN AGREEMENT - Page 44

effectively do so, the defense of an inconvenient forum to the maintenance of any Action in the jurisdiction. Borrower hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by mailing to any of the addresses set forth herein or by hand delivery to a person of suitable age and discretion at any such address. Such service shall be complete on the date such process is so mailed or delivered.

          Section 15.15 Maximum Rate. As used herein, the term “Maximum Rate” shall mean and refer to the maximum rate of nonusurious interest, if any, that Lender may from time to time charge Borrower and in regard to which Borrower would be prevented successfully from raising the claim or defense of usury under applicable Law as now, or to the extent permitted by Law, as may hereafter be, in effect (said Law permitting the highest rate being herein referred to as the “Interest Law”). Unless changed in accordance with Law, the applicable rate ceiling under Texas Law shall be the “weekly ceiling”, from time to time in effect, as provided in Chapter 303 of the Texas Finance Code, as amended. It is the intention of Borrower and Lender to conform strictly to the Interest Law applicable to this loan transaction. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement, the Note or in any of the Loan Documents or instruments relating thereto, the aggregate of all interest and any other charges or consideration constituting interest under applicable Interest Law that is taken, reserved, contracted for, charged or received under this Agreement, the Note or under any of the other aforesaid agreements or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest allowed by the Interest Law applicable to this loan transaction. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Agreement, the Note or in any of the Loan Documents or other instruments relating thereto, then in such event (a) the provisions of this Section shall govern and control, (b) neither Borrower nor Borrower’s heirs, legal representatives, successors or assigns or any other party liable for the payment of the Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Interest Law applicable to this loan transaction, (c) any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be credited on the Note by Lender (or if the Note shall have been paid in full, refunded to Borrower) and (d) the effective rate of interest shall be automatically subject to reduction to the Maximum Rate as now or hereafter construed by courts of appropriate jurisdiction. All sums paid or agreed to be paid Lender for the use, forbearance or detention of the indebtedness evidenced by the Note shall, to the extent permitted by the Interest Law applicable to this loan transaction, be amortized, prorated, allocated and spread throughout the full term of the Note.

          Section 15.16 Waivers. Each of the parties hereto recognizes that in matters related to this Agreement, it may be entitled to a trial in which matters of fact are determined by a jury (as opposed to a trial in which such matters are determined by a federal or state judge). Each of the undersigned also recognizes that one of the remedies available to it in any trial may, under certain circumstances, be the right to receive damages in excess of those actually sustained by it. In the past, in some instances, such damages have equaled or exceeded the amount of actual damages.

          EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF

TERM LOAN AGREEMENT - Page 45

ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          EACH OF THE UNDERSIGNED HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE OR AGENT OF LENDER NOR LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO OR BECOME A SURETY WITH RESPECT TO THIS TRANSACTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

          The waiver of rights related to damages shall not apply to any transaction subject to the Texas Deceptive Trade Practices Act, except as provided in Section 15.19 hereof, or to Chapter 6, 6A or 7 of the Texas Consumer Credit Code.

          Section 15.17 Severability of Provisions. No provision of any Loan Document that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of the Loan Documents are hereby declared to be severable.

          Section 15.18 Time of the Essence. Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement and all of the other Loan Documents.

          Section 15.19 Assignments and Participations. Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender’s sole discretion (“Participant”). Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and Improvements and its operation; (b) any party connected with the Loan (including, without limitation, Borrower, any member of Borrower, any constituent partner or member of any partner of Borrower and/or Guarantor);

TERM LOAN AGREEMENT - Page 46

and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee, or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation; provided that Borrower’s rights hereunder shall not be decreased and Borrower’s obligations hereunder shall not be increased as a result of any such amendments or modifications. The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant. Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligations thereunder.

          Section 15.20 No Consequential Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, EACH PERSON PARTY HERETO FOR ITSELF AND ON BEHALF OF ITS AFFILIATES AGREES THAT THE RECOVERY OF ANY DAMAGES SUFFERED OR INCURRED AS A RESULT OF ANY BREACH BY ANY PERSON OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO ANY NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR LOST OR DELAYED PRODUCTION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

          Section 15.21 Lender Not in Control. None of the covenants or other provisions contained in the Loan Documents shall or shall be deemed to, give Lender the rights or power to exercise control over the affairs and/or management of Borrower, Guarantor, the power of Lender being limited to the right to exercise the remedies provided in the Loan Documents; provided, however, that if Lender becomes the owner of any ownership interests in any Person, whether through foreclosure or otherwise, Lender shall be entitled (subject to requirements of Law) to exercise such legal rights as it may have by being owner of such Ownership Interests in such Person.

TERM LOAN AGREEMENT - Page 47

          Section 15.22 USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the USA Patriot Act.

          Section 15.23 DTPA Waiver. Borrower hereby waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive (other than Section 17.555, which is not waived), of the Texas Business & Commerce Code. To evidence its ability to grant such waiver, Borrower hereby represents and warrants to Lender that it (a) is in the business of seeking or acquiring, by purchase or lease, goods or services for commercial or business use, and is represented by legal counsel in connection therewith and in connection with this Agreement, (b) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction contemplated hereby and (c) is not in a significantly disparate bargaining position.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

TERM LOAN AGREEMENT - Page 48

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BORROWER:

AmREIT LANTERN LANE, LP, a Texas limited partnership

By:	AmREIT Lantern Lane GP, LLC, a Texas limited liability company, its general partner

	By:	/s/ Chad C. Braun
Name: Chad C. Braun
Title: Vice President

LENDER:

U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Gregory N. Kaye
Name: Gregory N. Kaye
Title: Senior Vice President

TERM LOAN AGREEMENT - Signature Page

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

A tract of parcel of land containing 6.7624 acres or 294,570 square feet of land, situated in the George Bellows Survey, Abstract No. 3, Harris County, Texas being out of and a part of Lot 20 of Benignus Acres, map or plat thereof recorded in Vol. 15, Pg. 8 of the Harris County Map Records said 6.7624 acre tract being that same tract of land conveyed to AmREIT Lantern Lane, LP in that certain Warranty Deed filed under Harris County Clerk’s File No 20060084602 and being more particularly described by metes and bounds as follows:

Beginning at a 5/8 inch iron rod found on the westerly right of way line of Benignus Road (based on width of 60 feet) marking the southeast corner of Memorial Pines, Section Two, map or plat thereof recorded in Vol. 68, Pg. 1, H.C.M.R. for the northeast corner of the herein described tract;

Thence South, along and with the said westerly right of way line of Benignus Road, a distance of 350.90 feet to a 3/4 inch iron pipe found marking the northwest corner of the intersection of the said westerly right of way line of Benignus Road, with the northerly right of way line of Memorial Drive (based on a width of 100 feet) for the southeast corner of the herein described tract;

Thence West, along and with the said northerly right of way line of Memorial Drive, a distance of 839.32 feet to a 5/8 inch iron rod found marking the northeast corner at the intersection of the said northerly right of way line of Memorial Drive with the easterly right of way line of Tallowwood Road (based on a width of 60 feet) for the southwest corner of the herein described tract;

Thence North 00 deg. 17 min. 0 sec. East, along and with the said easterly right of way line of Tallowwood Road, a distance of 351.76 feet to a 5/8 inch iron rod found marking the southwest corner of said Memorial Pines, Section Two for the northwest corner of the herein described tract, from which a 5/8 inch iron rod found for reference bears South 22 deg. 13 min. East 1.6 feet;

Thence South 89 deg. 56 min. 30 sec. East, along and with the southerly line of said Memorial Pines, Section Two, a distance of 837.58 feet to THE POINT OF BEGINNING AND CONTAINING 6.7624 ACRES OR 294,570 FEET OF LAND.

EXHIBIT A - Page 1 of 1

EXHIBIT B

SITE PLAN OF SHOPPING CENTER

EXHIBIT B

EXHIBIT B

EXHIBIT C

CLOSING CONDITIONS

As conditions precedent to the closing of the Loan and to the extent required by Lender, Lender shall have received and approved the following (which receipt and approval shall be deemed to have occurred upon the execution of this Agreement by Lender, unless noted below):

          1.          Fees and Expenses. Any and all required commitment and other fees payable to Lender herein or in any separate agreement, and evidence satisfactory to Lender that Borrower has paid all other fees, costs and expenses (including the fees and costs of Lender’s counsel) then required to be paid pursuant to this Agreement and all other Loan Documents, including, without limitation, all fees, costs and expenses that Borrower is required to pay pursuant to any loan application or commitment.

          2.          Financial Statements. The Financial Statements of Borrower and Guarantor or any other party required by any loan application or commitment or otherwise required by Lender including, without limitation, a proposed operating budget for the Property for its first year of operation and the most current available financial statements of Borrower and Guarantor, together with financial statements of each of said parties for each of the three (3) previous fiscal years.

          3.          Appraisal. A current Appraisal of the Property acceptable to Lender, prepared by an appraiser acceptable to Lender, at Borrower’s expense, and satisfactory to Lender in all respects, as reviewed, adjusted and approved by Lender in accordance with its customary internal appraisal requirements. The Appraisal must reflect that the Commitment amount is not greater than 70% of the “as-stabilized” Appraised Value of the Property.

          4.          Loan Documents. Borrower, Guarantor and each other Person required by Lender shall have duly executed, acknowledged, sworn to, recorded, filed, and delivered to Lender all Loan Documents then required by Lender, dated the Closing Date, and in form and content satisfactory to Lender.

          5.          Authorization. Evidence Lender requires of the existence, good standing, authority and capacity of Borrower, Guarantor, and their respective constituent partners, members, managers and owners (however remote) to execute, deliver and perform their respective obligations to Lender under the Loan Documents, including:

             (a)          For each partnership (including a joint venture or limited partnership): (i) a true and complete copy of an executed partnership agreement or limited partnership agreement, and all amendments thereto; (ii) for each limited partnership, a copy of the certificate of limited partnership and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete, and evidence Lender requires of registration or qualification to do business in the state where Borrower’s principal place of business is located and the state where the Property is located, and (iii) a partnership affidavit certifying who will be authorized to execute or attest any of the Loan Documents, and a true and complete copy

EXHIBIT C - Page 1

of the partnership resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents.

             (b)          For each corporation: (i) a true and complete copy of its articles of incorporation and by laws, and all amendments thereto, a certificate of incumbency of all of its officers who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation and, if different, the state in which the Property is located.

             (c)          For each limited liability company or limited liability partnership: (i) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its partners who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if different, the state in which the Property is located.

             (d)          For each entity or organization that is not a corporation, partnership, limited partnership, joint venture, limited liability company or limited liability partnership, a copy of each document creating it or governing the existence, operation, power or authority of it or its representatives.

(e) All certificates, resolutions, and consents required by Lender applicable to the foregoing.

          6.          Opinions. The written opinion(s) of counsel satisfactory to Lender for Borrower, each Guarantor, and any other persons or entities addressed to Lender and dated the date of this Agreement.

          7.          Survey; No Special Flood Hazard. Three (3) prints of an original survey of the Property and existing improvements thereon, if any, complying with the requirements of Exhibit E attached hereto or otherwise in form satisfactory to Lender and the Title Company and a flood insurance policy in an amount equal to the lesser of the maximum Loan amount or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973 (“FDPA”), as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to Lender that none of the Property is or will be located in a flood hazard area (or if any portion of the Property will be located in the flood hazard area such documents as may be deemed necessary by Lender to comply with the FDPA and the regulations promulgated thereunder).

          8.          Title Insurance. An ALTA title insurance policy (or a title insurance policy promulgated by the laws of the state in which the Property is located if an ALTA insurance

EXHIBIT C - Page 2

policy is not available), issued by the Title Company in the maximum amount of the Loan plus any other amount secured by the Deed of Trust, on a coinsurance and/or reinsurance basis if and as required by Lender, insuring without exclusion or exception for creditors’ rights that the Deed of Trust constitutes a valid lien covering the Property, having the priority required by Lender and subject only to those exceptions and encumbrances (regardless of rank or priority) Lender approves, in a form acceptable to Lender, and with all “standard” exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor permitted; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed “not yet due and payable” and no exception for subsequent assessments for prior years; providing full coverage against mechanics’ and materialmens’ liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the Title Policy have been violated, and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that marketable fee simple title to the Property is vested in Borrower; containing such affirmative coverage and endorsements as Lender may require and are available under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Property and/or the Improvements as part of the insured estate; insuring the right of access to the Property to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor. Borrower and Borrower’s counsel shall not have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the Title Policy.

          9.          Insurance. The insurance policies required by Lender pursuant to this Agreement, together with evidence satisfactory to Lender that all premiums therefor have been paid for a period of not less than one (1) year from the date of this Agreement and that the policies are in full force and effect.

          10.        Project Agreements. Each of the following:

               (a)          true and correct copies of all executed letters of intent and Leases and such evidence confirming the validity thereof, absence of defaults thereunder, good standing and financial ability of the parties thereto to perform, together with the standard lease form for the Property;

               (b)          true and correct copies of the Management Agreement and any other noncancellable agreement relating to the management, operation or maintenance of the Property and of each such agreement which cannot be cancelled by thirty (30) days’ or less notice, together with a subordination and consent, in form acceptable to Lender, executed by the applicable party thereto.

          11.          Environmental Compliance/Report. Evidence satisfactory to Lender that, except as it relates to the Dry Cleaner Contamination (as defined in the Environmental Indemnity) the Property does not contain and is not within or near any area designated as a

EXHIBIT C - Page 3

hazardous waste site by any Governmental Agency, that neither the Property nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon and/or petroleum products) under applicable Laws pertaining to health or the environment, and that neither the Property nor any use or activity thereon violates or is or could be subject to any response, remediation, clean up or other obligation under applicable Laws pertaining to health or the environment including without limitation, a written report of an environmental assessment of the Property, by an engineering firm, and of a scope and in form and content satisfactory to Lender, complying with Lender’s established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Property, and such additional evidence as may be required by Lender.

          12.          Environmental Insurance. The Environmental Insurance Policy.

          13.          Tax Certificates. Evidence satisfactory to Lender (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Property or any portion thereof; (b) that all taxes, standby fees and any other similar charges have been paid, including copies of receipts or statements marked “paid” by the appropriate authority; and (c) that the Property is a separate tax lot or lots with separate assessment or assessments of the Property and Improvements, independent of any other land or improvements.

          14.          Access. Satisfactory evidence that the Property abuts and has fully adequate direct and free access to one or more public streets and that all of the streets providing access to the Property have been dedicated to public use and have been fully installed and accepted by the appropriate Governmental Agencies.

          15.          Priority. Lender shall have received and approved the following:

               (i)          evidence satisfactory to Lender that prior to and as of the time the Deed of Trust was filed for record no activity or circumstance was visible on or near the Property which would constitute inception of a mechanic’s or materialman’s lien against the Property; and

               (ii)          certificates of a reporting service acceptable to Lender, reflecting the results of a search of the central and local Uniform Commercial Code records made not earlier than ten (10) days prior to the Closing Date, showing no filings against Borrower or any of the collateral for the Loan except those, if any, approved by Lender.

          18.          Other Documents. Borrower, Guarantor and their constituent Persons and representatives shall have delivered to Lender, in form and content satisfactory to Lender, such other documents and certificates as Lender may reasonably request in connection with the transactions contemplated in this Agreement.

EXHIBIT C - Page 4

EXHIBIT C-1

POST-CLOSING CONDITIONS

Borrower agrees that Borrower will deliver to Lender, or satisfy or cause to be satisfied, the following on or before the dates specified below:

1.          Rice SNDA. On or before November 7, 2011, Borrower will cause to be delivered to Lender an original SNDA from Rice, in form reasonably acceptable to Lender.

2.          SNDAs and Tenant Estoppels. On or before January 15, 2012, Borrower will cause to be delivered to Lender original SNDAs from CVS and Fidelity Brokerage Services, LLC (and such other tenants as Lender may require), each in form reasonably acceptable to Lender. Alternatively, if requested by Lender with respect to certain Tenants, Borrower shall deliver to Lender tenant estoppel certificates from such Tenants, in form reasonably acceptable to Lender.

3.          Required Repairs. Within 120 days after the date of this Agreement, Borrower shall complete all Required Repairs pursuant to Section 4.4 of this Agreement.

4.          Notice Regarding MSD Approval. Within 120 days after the date of this Agreement, Borrower shall notify Lender whether an Environmental Trigger has occurred, as described in Section 4.1 of this Agreement.

EXHIBIT C-1 - Page 1

EXHIBIT D

INSURANCE REQUIREMENTS

I.	PROPERTY INSURANCE

A.

DURING CONSTRUCTION. An ORIGINAL (or certified copy) Builder’s All-Risk, Completed Value, Non-Reporting Form Policy or ORIGINAL Acord 28 (2003/10) Certificate of Insurance naming the borrowing entity as an insured, reflecting coverage of 100% of the replacement cost, and written by a carrier approved by Lender with a current A.M. Best’s Insurance Guide Rating of at least A- IX (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

1.	Mortgagee Clause naming U.S. Bank National Association, as mortgagee, with a 30-day notice to Lender in the event of cancellation, non-renewal or material change

2.	Lender’s Loss Payable Endorsement (ISO 1218 or similar) with a Severability of Interest Clause with a 30-day notice to Lender in the event of cancellation, non-renewal or material change

3.	Replacement Cost Endorsement

4.	No Exclusion for Acts of Terrorism

5.	No Coinsurance Clause

6.	Flood Insurance

7.	Coastal and Other Wind Coverage

8.	Collapse and Earthquake Coverage

9.	Vandalism and Malicious Mischief Coverage

10.	Boiler and Machinery Coverage (aka Electrical and Mechanical Breakdown)

11.	Demolition, Increased Cost of Construction Coverage

12.	In-Transit Coverage

13.	Partial Occupancy Permitted

14.	Borrower’s coverage is primary and non-contributory with any insurance or self-insurance carried by Lender.

15.	Waiver of Subrogation against any party whose interest are covered in the policy

16.	Delay in Completion or Delay in Rents/Startup Coverage

EXHIBIT D - Page 1

17.

Coverage to be effective upon the date of the Notice to Proceed, the date of site mobilization or the start of any shipment of materials, machinery or equipment to the site, whichever is earlier, and to remain in effect until replaced by permanent All Risk Property Insurance described below, or until such other time as may be mutually agreed upon by Lender and Borrower. Coverage should be non-cancellable through term of Loan with automatic extension provision of at least 60 days.

B.

UPON COMPLETION. An ORIGINAL (or certified copy) All-Risk Hazard Insurance Policy or ORIGINAL Acord 28 (2003/10) Certificate of Insurance naming the borrowing entity as an insured, reflecting coverage of 100% of the replacement cost, and written by a carrier approved by Lender with a current A.M. Best’s Insurance Guide Rating of at least A- IX (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

1.	Mortgagee Clause naming U.S. Bank National Association, as mortgagee, with a 30-day notice to Lender in the event of cancellation, non-renewal or material change.

2.	Lender’s Loss Payable Endorsement with a Severability of Interest Clause with a 30-day notice to Lender in the event of cancellation, non-renewal or material change

3.	Replacement Cost Endorsement

4.	No Exclusion for Acts of Terrorism

5.	No Coinsurance Clause

6.	Boiler and Machinery Coverage (aka Electrical and Mechanical Breakdown)

7.	Sprinkler Leakage Coverage

8.	Vandalism and Malicious Mischief Coverage

9.	Flood Insurance

10.

Loss of Rents Insurance in an amount of not less than 100% of one year’s Rental Value of the Property. “Rental Value” shall include: (a) the total projected gross rental income from tenant occupancy of the Property as set forth in the Budget, (b) the amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Borrower, and (c) the fair rental value of any portion of the Property which is occupied by Borrower.

11.	One year’s business interruption insurance in an amount acceptable to Lender.

12.	Collapse and Earthquake Coverage

13.	Coastal & Other Wind Coverage

EXHIBIT D - Page 2

14.	Extra Expense Coverage

15.	Borrower’s coverage is primary and non-contributory with any insurance or self-insurance carried by Lender.

16.	Waiver of Subrogation against any party whose interest are covered in the policy

17.	Demolition and Increased Cost of Construction

II.

LIABILITY INSURANCE. An ORIGINAL Acord 25-S Certificate of General Comprehensive Liability Insurance naming the borrowing entity as an insured, providing coverage on an “occurrence” rather than a “claims made” basis and written by a carrier approved by the Lender, with a current A.M.Best’s Insurance Guide Rating of at least A- IX. (which is authorized to do business in the state in which the property is located) that affirmatively includes the following:

1.

Combined general liability policy limit of at least $5,000,000.00 each occurrence and aggregate applying liability for Bodily Injury, Personal Injury, Property Damage, Contractual, Products and Completed Operations which combined limit may be satisfied by the limit afforded under the Commercial General Liability Policy, or by such Policy in combination with the limits afforded by an Umbrella or Excess Liability Policy (or policies); provided, the coverage afforded under any such Umbrella or Excess Liability Policy is at least as broad in all material respects as that afforded by the underlying Commercial General Liability Policy. Such policies must contain a Separations of Insureds / Severability of Interest clause.

2.	No Exclusion for Acts of Terrorism

3.	Aggregate limit to apply per location

4.	Borrower’s coverage is primary and non-contributory with any insurance or self-insurance carried by Lender.

5.	Waiver of Subrogation against any party whose interest are covered in the policy

6.

Additional Insured Endorsement naming Lender as an additional insured with a 30-day notice to Lender in the event of cancellation, non-renewal or material change. A Severability of Interests provision should be included.

III.

WORKER’S COMPENSATION. An ORIGINAL Certificate indicating Worker’s Compensation coverage in the statutory amount and Employer’s Liability Coverage with minimum limits of $500,000 / $500,000 / $500,000 naming the General Contractor and written by a carrier approved by Lender.

EXHIBIT D - Page 3

EXHIBIT E

SURVEY REQUIREMENTS

A.	Boundary Survey and Foundation Survey Requirements

These items are to be included and shown on the Boundary/Foundation Survey:

1.

The complete and correct legal description of the Land as shown on the title insurance commitment or preliminary title report. (Note: It must be possible to trace the legal description of the Land on the survey by following the bearings and dimensions around the boundaries of the Land).

2.

The location of all recorded easements and of all unrecorded easements ascertainable by an inspection of the Land, which benefit or burden the Land. (Note: All recorded easements are to be identified by a document recording number or other document reference).

3.	All areas affected by any recorded restrictions or access limitations. (Note: All such areas are to be identified by a document recording number or other document reference).

4.

The location of all adjoining streets, roads, highways and alleys, with names, rights-of-way widths and distances from the Land noted. If none adjoin the Land, then the location of the nearest public street, road or highway and its distance from the Land.

5.	The location of public access to the Land and of all appurtenant access easements, entrance drives and curb cuts.

6.	A directional indicator showing North.

7.	The street address of any existing improvements.

8.	The dimensions of the Land and the locations of existing improvements as measured in both directions from property lines.

9.	The perimeter dimensions of existing improvements and the proposed locations of contemplated improvements.

10.	Interior lot lines, if any.

11.	All applicable municipal building setback lines.

12.	The location of existing connections and onsite utility and service lines for natural gas, electricity, water, and sanitary and storm sewers.

13.	The area of the Land.

EXHIBIT E - Page 1

14.	Any portion of the Land which is located in a flood plain or in any other flood hazard or flood danger area as designated by any Governmental Agency claiming jurisdiction over the Land.

15.	The following certification of surveyor (land only).

“I hereby certify to [insert names of Borrower, Lender and Title Company] and to their heirs, successors and assigns, that this map or plat and the survey on which it is based were made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA and NSPS in 2005, and include optional items 1, 2, 4 (in square feet or acres), 6, 8, 10, 11(b), 16, 17, 18 and if buildings are located on the land, optional items 7(a), 7(b)(1), and 7(b)(2) and 9 of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, the undersigned further certifies that in my professional opinion, as a land surveyor registered in the State/Commonwealth of ______________, the maximum Relative Positional Accuracy resulting from the measurements made on the survey does not exceed the Allowable Relative Positional Accuracy for Measurements Controlling Land Boundaries on ALTA/ACSM Land Title Surveys (0.07 feet or 20 mm + 50 ppm).

Dated this ___ day of _______________, 200__.
[LICENSED SURVEYOR’S SIGNATURE]

(Seal) [NAME OF SURVEYOR]
Registration Number:

16.	The following certification of surveyor (land and existing buildings).

“I hereby certify to [insert names of Borrower, Lender and Title Company] and to their heirs, successors and assigns, that this map or plat and the survey on which it is based were made in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys”, jointly established and adopted by ALTA and NSPS in 2005, and includes Items of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, the undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of __________, the Relative Positional Accuracy of this survey does not exceed that which is specified therein the allowable Positional Tolerance.

Dated this ___ day of _______________, 200__.

[LICENSED SURVEYOR’S SIGNATURE] (Seal) [NAME OF SURVEYOR]
Registration Number:

B.	As-Built Survey Requirements. In addition to the requirements listed above, include these items:

1.	Location and size of internal driveways and paved parking areas and the location and number of individual parking spaces contained therein.

EXHIBIT E - Page 2

2.	Location of walkways.

3.	Location of ingress and egress (curb cuts and driveways).

4.	Location of all buildings and improvements, as built, including the distances from each building to the two nearest property boundary lines, and the exterior dimensions of each building.

5.	Street address of each building.

6.	Square foot area of each building.

7.	All entrances to and exits from each building.

8.	All utility lines, as built, from each building to their points of connection with trunk lines in public rights of way.

9.	All water retention areas and drainage water receptacles.

EXHIBIT E - Page 3

EXHIBIT F

EXTENSION OPTION

Borrower shall have the option to extend the Maturity Date of the Loan for one period of twelve (12) months (such 12 month period, herein, the “Extension Period”), at which time the term “Maturity Date” shall mean the Maturity Date, as extended pursuant to this Exhibit F. The exercise of such extension option shall be effective only if all of the following conditions have been satisfied on the initial Maturity Date:

(a) No Event of Default shall have occurred which has not been cured or waived in writing by Lender as of the date of such extension.

          (b)          The representations and warranties of Borrower and Guarantor in the Loan Documents shall be true and correct in all material respects as of the first day of the Extension Period, as changed based upon events or activities not prohibited by the Loan Documents.

          (c)          No later than forty-five (45) days and no earlier than ninety (90) days prior to the date of the proposed extension, Lender shall have received written notice from Borrower that Borrower desires to exercise its option to extend the Maturity Date.

          (e)          As a condition to such extension, Borrower shall pay to Lender, on or prior to the first day of the Extension Period, an extension fee equal to the product of (A) 0.25 percent times (B) the outstanding principal balance of the Loan on the first day of the Extension Period.

          (f)          The balance of the Loan, plus any other amounts owed to Lender under the Loan Documents with respect to the Property, shall not be greater than seventy percent (70%) of the “as-stabilized” Appraised Value of the Property, as determined by Lender pursuant to a current Appraisal of the Property. Borrower may satisfy the foregoing condition prior to the first day of the Extension Period by making a principal payment on the Loan in an amount sufficient to cause the Property to comply with the foregoing condition.

          (g)          The Adjusted Net Operating Income from the Property, verified by Lender (based upon the Adjusted Net Operating Income from the Property for each of the three (3) calendar months immediately preceding the first day of the Extension Period, multiplied by four) is not less than 130% of the monthly payments of principal and interest on the Loan which would be required for a period of twelve (12) calendar months if the outstanding principal balance of the Loan (as of the date of calculation by Lender hereunder) was to be fully amortized in consecutive level payments of principal and interest over a period of 30 years at an interest rate per annum equivalent to the greater of (A) 7.00% or (B) 2.50% plus the Treasury Rate which, as of the date that is 30 days prior to the date of any such determination by Lender hereunder, has been most recently published (or, if for any reason that published rate is not available as of such date, another rate determined by Lender to be comparable, in its discretion reasonably exercised, shall

EXHIBIT H - Page 1

be used for this purpose). Borrower may satisfy the foregoing condition prior to the first day of the Extension Period by making a principal payment on the Loan in an amount sufficient to cause the Property to comply with the foregoing condition.

          (h)          Lender shall have received all financial statements and other information as may be required to be submitted to Lender under the Loan Documents regarding Borrower, Guarantor and the Property and Lender shall have determined, in its judgment, that no Material Adverse Effect has occurred with respect to the Property or the financial condition or creditworthiness of Borrower or Guarantor.

          (i)          Borrower shall cause to be delivered to Lender at Borrower’s expense an endorsement to the Title Policy as required by Lender, reflecting that title to the Property is subject only to the Permitted Encumbrances, current ad valorem taxes to the extent not yet due and payable, and such other exceptions as Lender has approved in writing.

          (j)          Either Borrower shall have received a VCP Certificate of Completion for the Property from TCEQ or Borrower shall have submitted evidence reasonably satisfactory to Lender that the Property has been transferred into the DCR Program.

          (k)          Whether or not any extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Lender in connection with the proposed extension (pre- and post-closing), including, without limitation, appraisal fees and reasonable legal fees; all such costs and expenses incurred up to the time of Lender’s written agreement to the extension shall be due and payable prior to Lender’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Lender), and any future failure to pay such amounts shall constitute a default under the Loan Documents.

          (l)          Borrower and Guarantor shall have executed and delivered to Lender a modification and extension agreement, providing for, among other things (1) the extension of the Maturity Date, (2) the reaffirmation by Borrower of its representations, warranties, duties and obligations under the Loan Documents and Guarantor’s representations, warranties, duties and obligations under the Guaranty, and (3) the waiver and release by Borrower and Guarantor of any defenses, claims, counterclaims, and rights of offset, if any, which Borrower may then have in respect of Lender and the Obligations, together with such other agreements, documents or amendments to the Loan Documents as are reasonably requested by Lender to properly document the extension, all in form and content satisfactory to Lender.

EXHIBIT H - Page 2